Execution Version

AMENDED AND RESTATED INDENTURE

between

ALPINE SUMMIT FUNDING LLC,
as Issuer

and

UMB BANK, N.A.
as Indenture Trustee, as Paying Agent and as Securities Intermediary

Dated as of September 12, 2022

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i

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APPENDIX A	-	Definitions

SCHEDULE A	-	Schedule of Wells included in Wellbore Interests
SCHEDULE B	-	Amortization Schedule

EXHIBIT A	-	Form of Note
EXHIBIT B	-	Form of Transferor Certificate
EXHIBIT C	-	Form of Investment Letter
EXHIBIT D	-	Form of Noteholder Statement

Execution Version

THIS AMENDED AND RESTATED INDENTURE dated as of September 12, 2022 (as it may be amended and supplemented from time to time, this "Indenture") is between Alpine Summit Funding LLC, a Delaware limited liability company (the "Issuer"), and UMB Bank N.A., a national banking association, as indenture trustee and not in its individual capacity (the "Indenture Trustee"), as Paying Agent (as defined herein) and as Securities Intermediary (as defined herein).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of (i) the Holders of the Issuer's Series 2022-1 Floating Rate Oil & Gas Asset-Backed Notes issued on April 29, 2022 (the "2022-1 Notes"), (ii) the Holders of the Issuer's Series 2022-2 Floating Rate Oil & Gas Asset-Backed Notes issued on September 12, 2022 (the "2022-2 Notes" and together with the 2022-1 Notes and any Additional Notes, collectively, the "Notes"), (iii) upon any such issuance, the Holders of Additional Notes, and (iv) the Hedge Counterparties:

PRELIMINARY STATEMENT

WHEREAS, the Issuer and the Indenture Trustee entered into an Indenture, dated as of April 29, 2022 (the "Original Indenture").

WHEREAS, the Issuer seeks to amend and restate the Original Indenture in contemplation of the issuance of the Tranche of 2022-2 Notes hereunder as well as to provide for the potential future issuance of Additional Notes subject to the terms set forth herein, and the Holders of the 2022-1 Notes have consented to such amendment and restatement (i) to facilitate such issuance of 2022-2 Notes and any Additional Notes, and (ii) to make certain other amendments as reflected in this Indenture.

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee on the Initial Closing Date or, in respect of each Wellbore Interest acquired and Basic Document executed thereafter, on the Closing Date such Wellbore Interest was acquired or such Basic Document was executed, as Indenture Trustee for the benefit of the Secured Parties, and grants to the Indenture Trustee a security interest in, all of the Issuer's right, title and interest, whether now or hereafter acquired, and wherever located, in and to: all of the Issuer's right, title and interest, whether now or hereafter acquired, and wherever located, in and to: (a) each of the Wellbore Interests and all monies received thereon and in respect thereof that are attributable to the period from and after the Effective Time applicable to a Wellbore Interest; (b) the Issuer Accounts and all funds on deposit in, and all financial assets, instruments, money and other property credited to or on deposit in the Issuer Accounts from time to time and all investments and proceeds thereof (including all income thereon); (c) each Asset Purchase Agreement (including the Issuer's right to exercise remedies against the Seller with respect to Wellbore Interests under certain circumstances) and each Conveyance; (d) the Management Services Agreement; (e) the Hedge Agreements; (f) the Back-Up Management Agreement; (g) the Joint Operating Agreement; (h) the Holdings Pledge Agreement; (i) the Holdings Guaranty Agreement; (j) the Limited Guaranty, (k) each other Basic Document to which it is a party; (l) the representations, warranties and covenants contained in each of the Basic Documents; (m) all accounts, chattel paper, commercial tort claims, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals; (n) all proceeds of any and all of the foregoing insofar as relating to the Wellbore Interests and all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, general intangibles and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing; and (o) all proceeds of any and all of the foregoing (collectively, the "Collateral"); provided, however, "Collateral" excludes (i) any Wellbore Interests and related Collateral that are Repurchased Interests under either of the Asset Purchase Agreements or under the Management Services Agreement, and (ii) any Aron IM Collateral (which shall not be subject to the lien of this Indenture).

Execution Version

The foregoing Grant is made in trust to secure the Secured Obligations.

The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes and each Hedge Counterparty, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the end that the interests of the Holders of the Notes may be adequately and effectively protected.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.  Certain capitalized terms used in this Indenture shall have the respective meanings assigned to them in Part I of Appendix A attached hereto or, if not defined therein, as defined in the applicable Asset Purchase Agreement.  All references herein to "the Indenture" or "this Indenture" are to this Indenture as it may be amended, supplemented or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such Appendix A.  All references herein to Articles, Sections, subsections and exhibits are to Articles, Sections, subsections and exhibits contained in or attached to this Indenture unless otherwise specified.  All terms defined in this Indenture shall have the defined meanings when used in any certificate, notice, Note or other document made or delivered pursuant hereto unless otherwise defined therein.  The rules of construction set forth in Part II of such Appendix A shall be applicable to this Indenture.

ARTICLE II

THE NOTES

Section 2.01 Form.  (a) The Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit A to this Indenture with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers of the Issuer executing such Notes, as evidenced by their execution of the Notes.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

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(b) The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers of the Issuer executing such Notes, as evidenced by their execution of such Notes.  As set forth in Section 2.12, the Notes, upon original issuance, shall be in the form of Definitive Notes.  The Notes have been, and are being, offered and sold by the Issuer to the Purchasers of the Notes pursuant to the applicable Note Purchase Agreement.

(c) The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

Section 2.02 Execution, Authentication and Delivery.  (a) The Notes shall be executed on behalf of the Issuer by any of its authorized officers.  The signature of any such authorized officer on the Notes may be manual or facsimile.

(b) Notes bearing the manual or facsimile signature of individuals who were at any time authorized officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

(c) The Indenture Trustee (i) upon receipt of an Issuer Order authenticated and delivered the Tranche of 2022-1 Notes on the Initial Closing Date for original issue in an aggregate principal amount of $80,000,000.00, (ii) shall, upon receipt of an Issuer Order, authenticate and deliver the Tranche of 2022-2 Notes on the Second Closing Date for original issuance in an aggregate principal amount of $55,000,000.00, and (iii) shall, upon receipt of an Issuer Order in connection with an issuance of Additional Notes pursuant to Section 2.16 hereof, authenticate and deliver such Additional Notes in accordance with the terms of the related Issuer Order.  The aggregate principal amount of any Notes outstanding at any time may not exceed the original principal amount of such Notes, except as the amount may be increased by an issuance of Additional Notes pursuant to Section 2.16.

(d) Each Note shall be dated the date of its authentication.  Except as otherwise described in this paragraph, the Notes shall be issuable as registered Notes in minimum denominations of $1,000,000 and in integral multiples of $1,000 in excess thereof.  Notwithstanding any other provision in this Indenture or any Note Purchase Agreement, transfers of ownership or beneficial interests or participations in the Notes shall not be recognized if the result of such a transfer or participation is the creation of ownership or beneficial ownership of such Note in a principal amount that is less than the minimum denominations set forth in this Section 2.02.

(e) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Execution Version

Section 2.03 Reserved.

Section 2.04 Transfer Restrictions on Notes.

(a) No transfer of any Note or any interest therein (including, without limitation, by pledge or hypothecation) shall be made except in compliance with the restrictions on transfer set forth in this Section 2.04 (including the applicable legend to be set forth on the face of each Note as provided in the Exhibits to this Indenture).

(b) Reserved.

(c) Reserved.

(d) Each Holder of a Note, by its acceptance of its beneficial interest in a Note, shall be deemed to have acknowledged, represented to and agreed with the Issuer as follows:

(i) It understands and acknowledges that such Notes have not been and will not be registered under the Securities Act or any state or other applicable securities Law and that such Notes, or any interest or participation therein, may not be offered, sold, pledged or otherwise transferred unless registered pursuant to, or exempt from registration under, the Securities Act and any state or other applicable securities Law.

(ii) It acknowledges that the Notes will bear a legend to the following effect unless the Issuer determines otherwise, consistent with applicable Law:

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND WILL NOT BE LISTED ON ANY EXCHANGE.  THIS NOTE SHALL NOT BE TRANSFERRED OR ASSIGNED, AND NO INTEREST IN THIS NOTE SHALL BE TRANSFERRED OR ASSIGNED, UNLESS THE NOTEHOLDER AND THE TRANSFEREE OR ASSIGNEE, AS APPLICABLE, COMPLY WITH THE TERMS AND CONDITIONS OF SECTION 2.04 OF THE INDENTURE.  EXCEPT IN A TRANSFER TO ALPINE SUMMIT FUNDING HOLDINGS LLC ("HOLDINGS") OR BY HOLDINGS TO AN AFFILIATE THEREOF, IN THE EVENT THAT A TRANSFER IS TO BE MADE IN RELIANCE UPON AN EXEMPTION FROM THE SECURITIES ACT AND STATE SECURITIES LAWS, IN ORDER TO ASSURE COMPLIANCE WITH THE SECURITIES ACT AND SUCH LAWS, THE NOTEHOLDER DESIRING TO EFFECT SUCH TRANSFER AND SUCH NOTEHOLDER'S PROSPECTIVE TRANSFEREE SHALL EACH CERTIFY TO THE ISSUER, THE INDENTURE TRUSTEE AND HOLDINGS IN WRITING THE FACTS SURROUNDING THE TRANSFER IN SUBSTANTIALLY THE FORMS SET FORTH IN EXHIBIT B TO THE INDENTURE (THE "TRANSFEROR CERTIFICATE") AND EXHIBIT C TO THE INDENTURE (THE "INVESTMENT LETTER"); PROVIDED, THAT, IN CONNECTION WITH ANY SUCH TRANSFER BY THE INDENTURE TRUSTEE, AS INDENTURE TRUSTEE TO AN AFFILIATE THEREOF OR BY AN AFFILIATE THEREOF TO AN AFFILIATE THEREOF, SUCH TRANSFEROR AND TRANSFEREE SHALL BE DEEMED TO HAVE MADE THE CERTIFICATIONS CONTAINED IN THE TRANSFEROR CERTIFICATE AND INVESTMENT LETTER.  EACH NOTEHOLDER DESIRING TO EFFECT SUCH A TRANSFER SHALL, AND DOES HEREBY AGREE TO, INDEMNIFY THE ISSUER, THE INDENTURE TRUSTEE AND HOLDINGS (IN ANY CAPACITY) AND THEIR RESPECTIVE MANAGERS, MEMBERS, AFFILIATES AND EMPLOYEES AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT SO EXEMPT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE SECURITIES LAWS.

Execution Version

NO RESALE OR OTHER TRANSFER OF THIS NOTE OR ANY BENEFICIAL OWNERSHIP INTEREST HEREIN SHALL BE MADE TO ANY TRANSFEREE UNLESS EITHER (A) SUCH TRANSFEREE IS NOT AND WILL NOT ACQUIRE THIS NOTE OR ANY BENEFICIAL OWNERSHIP INTEREST HEREIN DIRECTLY OR INDIRECTLY FOR, ON BEHALF OR WITH THE ASSETS OF ANY "EMPLOYEE BENEFIT PLAN," AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THAT IS SUBJECT TO TITLE I OF ERISA OR ANY OTHER "PLAN," AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF AN EMPLOYEE BENEFIT PLAN'S OR PLAN'S INVESTMENT IN SUCH ENTITY OR ANY GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO THE PROVISIONS OF OTHER APPLICABLE FEDERAL, STATE, LOCAL OR NON-U.S. LAWS THAT ARE SIMILAR TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE  ("SIMILAR LAWS") OR (B) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR ANY BENEFICIAL OWNERSHIP INTEREST HEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE BY REASON OF THE APPLICATION OF ONE OR MORE OF THE FOLLOWING EXEMPTIONS, ALL OF THE CONDITIONS OF WHICH SHALL BE MET: PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 OR THE EXEMPTION UNDER SECTION 408(b)(17) OF ERISA AND SECTION 4975(d)(20) OF THE CODE, OR, IN THE CASE OF A PURCHASER OR TRANSFEREE SUBJECT TO ANY SIMILAR LAWS, SUCH ACQUISITION, HOLDING AND DISPOSITION WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY SIMILAR LAWS, AND WILL NOT OTHERWISE RESULT IN ANY TAX, RECISSION RIGHT OR PENALTY ON THE ISSUER AND, IN ANY CASE, NEITHER THE PURCHASE NOR HOLDING OF THIS NOTE OR ANY BENEFICIAL OWNERSHIP INTEREST HEREIN WILL SUBJECT THE ISSUER TO ANY OBLIGATION NOT AFFIRMATIVELY UNDERTAKEN IN WRITING. THIS NOTE AND RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES UNDERTAKEN OR REPRESENTED BY THE HOLDER, FOR RESALES AND OTHER TRANSFERS OF THIS NOTE, TO REFLECT ANY CHANGE IN, OR TO MAKE USE OF OTHER, APPLICABLE LAWS OR REGULATIONS (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO RESALES OR OTHER TRANSFERS OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND ANY BENEFICIAL OWNER OF ANY INTEREST THEREIN SHALL BE DEEMED, BY ITS ACCEPTANCE OR PURCHASE HEREOF OR THEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON THE HOLDER HEREOF AND ALL FUTURE HOLDERS OF THIS NOTE AND ANY NOTES ISSUED IN EXCHANGE OR SUBSTITUTION THEREFOR, WHETHER OR NOT ANY NOTATION THEREOF IS MADE HEREON) AND AGREES TO TRANSFER THIS NOTE ONLY IN ACCORDANCE WITH SUCH RELATED DOCUMENTATION AS SO AMENDED OR SUPPLEMENTED AND IN ACCORDANCE WITH APPLICABLE LAW IN EFFECT AT THE DATE OF SUCH TRANSFER.

Execution Version

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH OWNER OF A BENEFICIAL INTEREST HEREIN, AGREES TO TREAT THE NOTES AS INDEBTEDNESS FOR APPLICABLE U.S. FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME."

(iii) If it is acquiring any Notes, or any interest or participation therein, as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the acknowledgements, representations and agreements contained herein on behalf of each such account.

(iv) It is purchasing such Notes for its own account, or for one or more investor accounts for which it is acting as fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of Law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Notes, or any interest or participation therein pursuant to the provisions of this Indenture.

(v) It acknowledges that the Issuer, the Purchasers, the Indenture Trustee and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agrees that if any of the foregoing acknowledgments, representations and agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Issuer and the Purchasers.

Execution Version

(vi) It acknowledges that transfers of the Notes or any interest or participation therein shall be subject in all respects to the restrictions applicable thereto contained in this Indenture.

(vii) Either (1) it is not and is not acquiring the Notes or any beneficial ownership interest therein directly or indirectly for, on behalf of, or with the assets of any Plan or (2) its acquisition, holding and disposition of the Notes or any beneficial ownership interest therein is permissible under applicable law, and will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code by reason of the application of one or more Investor-Based Class Exemptions and/or the Statutory Exemption, all of the conditions of which shall be met, or, if the Holder is subject to any Similar Law, such acquisition, holding and disposition will not constitute or result in a non-exempt violation of any Similar Law, and will not otherwise result in any tax, rescission right or other penalty on the Issuer, and, in any case, neither the purchase nor holding of the Notes or any beneficial ownership interest therein will subject the Issuer to any obligation not affirmatively undertaken in writing.

(viii) Any resale, pledge or other transfer of any of the Notes contrary to the restrictions set forth above and elsewhere in this Indenture shall be deemed void ab initio by the Issuer and the Indenture Trustee.

(e) Each Holder of a Note, by the purchase of such Note or its acceptance of a beneficial interest therein, acknowledges that interest on the Notes will be treated as United States source interest, and, as such, United States withholding tax may apply.  If such withholding tax does apply, the Indenture Trustee or Paying Agent may withhold such payments in accordance with applicable Law.  Each such Holder that claims exemption from, or eligibility for a reduced rate of, withholding tax further agrees, upon request, to provide any certifications that may be required under applicable Law, regulations or procedures to evidence such status and understands that if it ceases to satisfy the foregoing requirements or provide requested documentation, payments to it under the Notes may be subject to United States withholding tax (without any corresponding gross-up).  Without limiting the foregoing, if any payment made under this Indenture would be subject to United States federal withholding tax, including any withholding tax imposed by FATCA, if the recipient of such payment were to fail to comply with applicable Law (including the requirements of Code Sections 1471(b) or 1472(b), as applicable), such recipient shall deliver to the Issuer, with a copy to the Indenture Trustee (or if the recipient fails to so deliver, the Issuer shall deliver to the Indenture Trustee any such withholding information, to the extent the Issuer shall have previously received such information), at the time or times prescribed by the Code and at such time or times reasonably requested by the Issuer or the Indenture Trustee, such documentation prescribed by the Code (including as prescribed by Code Section 1471(b)(3)(C)(i)) and such additional documentation reasonably requested by the Issuer or the Indenture Trustee to comply with their respective obligations under FATCA, to determine that such recipient has complied with such recipient's obligations, including under FATCA, or to determine the amount to deduct and withhold from such payment.

(f) Notwithstanding anything to the contrary contained herein, each Note and this Indenture may be amended or supplemented to modify the restrictions on and procedures for resale and other transfers of the Notes to reflect any change in applicable Law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally.  Each Noteholder shall, by its acceptance of such Note, have agreed to any such amendment or supplement.

Execution Version

(g) As of the date of this Indenture, the Notes have not been registered under the Securities Act and will not be listed on any exchange.  No Note shall be transferred or assigned, and no interest in any Note shall be transferred or assigned, unless the Noteholder and the transferee or assignee, as applicable, comply with the terms and conditions of this Section 2.04.  Except in a transfer to Holdings or by Holdings to an Affiliate thereof, in the event that a transfer of a Note is to be made in reliance upon an exemption from the Securities Act and state securities Laws, in order to assure compliance with the Securities Act and such Laws, the Noteholder desiring to effect such transfer and such Noteholder's prospective transferee shall each certify to the Issuer, the Indenture Trustee and Holdings in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit B (the "Transferor Certificate") and Exhibit C (the "Investment Letter").  Each Noteholder desiring to effect such a transfer shall, by its acceptance of such Note, have agreed to, indemnify the Issuer, the Indenture Trustee and Holdings (in any capacity) and their respective managers, members, affiliates and employees against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities Laws.

(h) Reserved.

(i) By acquiring a Note, each purchaser, transferee and owner of a beneficial interest in such Note will be deemed to represent that either (1) it is not and is not acquiring the Note or any beneficial ownership interest therein directly or indirectly for, on behalf of, or with the assets of any Plan or (2) its acquisition, holding and disposition of the Note or any beneficial ownership interest therein is permissible under applicable law, and will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code by reason of the application of one or more Investor-Based Class Exemptions and/or the Statutory Exemption, all of the conditions of which shall be met, or, if the purchaser, transferee or owner is subject to any Similar Law, such acquisition, holding and disposition will not constitute or result in a non-exempt violation of any Similar Law, and will not otherwise result in any tax, rescission right or other penalty on the Issuer, and, in any case, neither the purchase nor holding of the Note or any beneficial ownership interest therein will subject the Issuer to any obligation not affirmatively undertaken in writing.

(j) Reserved.

(k) Reserved.

(l) Reserved.

(m) Reserved.

Section 2.05 Registration; Registration of Transfer and Exchange.  (a) The Issuer shall cause a note registrar (the "Note Registrar") to keep a register (the "Note Register") in which the Note Registrar shall provide for the registration of Notes and the registration of transfers of Notes. All Notes shall be maintained in "registered form" under Treasury Regulation Section 5f.103-1(c), proposed Treasury Regulation Section 1.163-5 and any applicable temporary, final or other successor regulations.  The name and address of each Holder of the Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be recorded in such Note Register, together with the principal amount (and stated interest) of the Notes owing to the Holder of the Notes.  Prior to due presentment for registration of transfer, the person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Note Registrar shall not be affected by any notice or knowledge to the contrary.  No transfer shall be effective unless recorded in the Note Register.  The Indenture Trustee initially shall be the Note Registrar for the purpose of registering Notes and transfers of Notes as herein provided.  Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

Execution Version

(b) If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer shall give the Indenture Trustee, the Back-Up Manager and the Noteholders prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes; provided that, upon the reasonable request of any Noteholder, the Note Registrar and the Indenture Trustee shall provide a copy of such certificate to such Noteholder.

(c) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 4.02, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations, of a like aggregate principal amount.

(d) At the option of a Holder of Definitive Notes, Definitive Notes may be exchanged for other Definitive Notes in any authorized denominations, of a like aggregate principal amount, upon surrender of the Definitive Notes to be exchanged at such office or agency.  Whenever any Definitive Notes are so surrendered for exchange the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Definitive Notes which the Noteholder making the exchange is entitled to receive.

(e) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(f) Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

Execution Version

(g) No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer or the Note Registrar may require payment by such Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

(h) The preceding provisions of this Section 2.05 notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of fifteen (15) days preceding the due date for any payment with respect to the Note.

(i) Any purported transfer of a Note not in accordance with this Section 2.05 shall be null and void and shall not be given effect for any purpose whatsoever.

(j) Notwithstanding anything herein to the contrary, the Indenture Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the requirements or terms of the Securities Act, applicable state securities laws, ERISA, the Code or any other applicable law.

(k) Each Person who has or who acquires any ownership interest in a Note shall be deemed by the acceptance or acquisition of such ownership interest to have agreed to be bound by the provisions of Section 2.04 and this Section 2.05.

Section 2.06 Mutilated, Destroyed, Lost or Stolen Notes.

(a) If (i) any mutilated Note is surrendered to the Indenture Trustee or Note Registrar, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven (7) days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof.  If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Execution Version

(b) Upon the issuance of any replacement Note under this Section 2.06, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

(c) Every replacement Note issued pursuant to this Section 2.06 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(d) The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.07 Persons Deemed Owner.  Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

Section 2.08 Reserved.

Section 2.09 Payment of Principal and Interest; Defaulted Interest.

(a) The Notes shall accrue interest during the related Interest Accrual Period at the Interest Rate, and such interest shall be payable on each Payment Date in accordance with the priorities set forth in Section 8.06(i) and (ii), as applicable, subject to Section 4.01.  Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(b) The Issuer shall pay interest on the Notes at the Interest Rate on each Payment Date on the principal amount of the Notes outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), subject to certain limitations contained in the last sentence of Section 4.01.  Any installment of interest or principal payable on a Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by wire transfer in immediately available funds to the account designated by such person or nominee and except for the final installment of principal payable with respect to such Note on a Payment Date or on the Legal Final Maturity Date of such Note (and except for the Optional Redemption Price for any Note called for redemption pursuant to Section 10.01) which shall be payable as provided below.

Execution Version

(c) Prior to the occurrence of an Event of Default and a declaration in accordance with Section 5.02 that the Notes have become immediately due and payable, the Outstanding Principal Balance of any Notes shall be payable in full on the Legal Final Maturity Date of such Notes and, to the extent of funds available therefor, in installments on the Payment Dates (if any) preceding the Legal Final Maturity Date of such Notes, in the amounts and in accordance with the priorities set forth in Section 8.06(i).

(d) Notwithstanding the foregoing, the entire unpaid principal amount of all Outstanding Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, and either (i) the Indenture Trustee (at the direction of the Majority Noteholders) or the Majority Noteholders have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 or (ii) such Event of Default arises as a result of an event set forth in Section 5.01(a)(iv) or (v).  In such case, principal shall be paid in accordance with the priorities set forth in Section 8.06(ii).  The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid.  Such notice shall be mailed, transmitted by facsimile, or emailed, as applicable, prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.  Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02.

(e) If the Issuer defaults in a payment of interest on the any Note, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the Interest Rate plus an additional rate of 3.00% per annum default rate to such Interest Rate, in any lawful manner.  The Issuer may pay such defaulted interest to the persons who are Noteholders on a subsequent special record date, which date shall be at least five (5) Business Days prior to the Payment Date.  The Issuer shall fix or cause to be fixed any such special record date and Payment Date, and, at least fifteen (15) days before any such special record date, the Issuer shall deliver to the Indenture Trustee for delivery to each Holder a notice that states the special record date, the Payment Date and the amount of defaulted interest to be paid.

Section 2.10 Cancellation.  All Notes surrendered for payment, registration of transfer, exchange or redemption shall be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee.  The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture.  All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

Section 2.11 Release of Collateral.

Execution Version

(a) Subject to Section 12.01 and any other restrictions in the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only if (i) such release is (A) pursuant to a conveyance under Section 5.11(d) of the applicable Asset Purchase Agreement or Section 2(d)(iii) of the Management Services Agreement or (B) permitted in accordance with the terms of this Indenture, (ii) the Issuer has delivered to the Indenture Trustee and Hedge Counterparties an Issuer Request accompanied by an Officer's Certificate of the Issuer and an Opinion of Counsel stating that such release is permitted by the terms of this Indenture and that the conditions precedent to such release have been satisfied (including the terms and conditions of this Section 2.11(a)) and (iii) if such release is pursuant to Section 2.11(a)(i)(A) hereof, (A) the Indenture Trustee or Hedge Counterparty shall have received information reasonably requested by such Persons demonstrating that the Seller or the Manager, as applicable, is permitted to purchase the applicable Repurchased Interests pursuant to the terms of Section 5.11(d) of the applicable Asset Purchase Agreement or Section 2(d)(iii) of the Management Services Agreement, as applicable, and (B) concurrently with such release, the Issuer shall have had deposited an amount equal to the Buy-Out Price (as defined in the applicable Asset Purchase Agreement) into the Collection Account; provided, that, notwithstanding the foregoing, in the event the Issuer requests a release of all or substantially all of the Collateral, a written consent to such release from each Hedge Counterparty is required unless such release is being delivered in connection with the payment in full of all of the Secured Obligations.

(b) In connection with the release of any Wellbore Interests or other Collateral described above, the Indenture Trustee shall, pursuant to an Issuer Order, execute instruments to release such Wellbore Interests or Collateral from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are consistent with the provisions of this Indenture.

Section 2.12 Definitive Notes.  The Notes, upon original issuance, will be in the form of Definitive Notes.  Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

Section 2.13 Reserved.

Section 2.14 Tax Treatment.

(a) The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for all purposes including federal, state and local income and franchise tax purposes, the Notes will qualify as indebtedness secured by the Collateral.  The Issuer, by entering into this Indenture, the Indenture Trustee, and each Noteholder, by its acceptance of a Note, agree to treat the Notes (other than Notes held by any entity whose separate existence from the Issuer is disregarded for federal income tax purposes, but only so long as such Notes are held by such entity) for all purposes including federal, state and local income and franchise tax purposes as indebtedness.

(b) Each Noteholder, by its acceptance of a Note agrees to provide to the Person from whom it receives payments on the Notes (including the Paying Agent) the Noteholder Tax Identification Information and, upon request, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information.

Execution Version

(c) Each Noteholder, by its acceptance of a Note, agrees that the Indenture Trustee has the right to withhold any amounts (properly withholdable under Law and without any corresponding gross-up) payable to a Noteholder or holder of an interest in a Note that fails to comply with the requirements of Section 2.14(b).

Section 2.15 Private Placement Numbers.  The Issuer shall obtain "Private Placement Numbers" issued by the CUSIP Service Bureau with respect to each Tranche of Notes.  The Indenture Trustee shall use "Private Placement Numbers" issued by the CUSIP Service Bureau in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such "Private Placement Numbers" either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer shall promptly notify the Indenture Trustee in writing of any change in such "Private Placement Numbers".

Section 2.16 Issuance of Additional Notes.

(a) (I)With the consent of 100% of Noteholders with respect to an issuance of Additional Notes with respect to which the terms, including the applicable Interest Rate and the Legal Final Maturity Date, are not identical to a Tranche of Notes already outstanding, and (II) with the consent of the Majority Noteholders with respect to an issuance of Additional Notes with respect to which the terms, other than the issuance date, the initial Payment Date and the amount of scheduled amortization payments (provided that such amortization payments shall not be calculated based on an amortization period shorter than that of any other Tranche of Notes) are identical to a Tranche of Notes already outstanding, and with respect to all Additional Notes, subject to any right of first offer granted to the holders of the Notes pursuant to the Note Purchase Agreements, the Issuer may issue Additional Notes following the Second Closing Date, provided that, (i) the aggregate principal amount of such Additional Notes (together with any other Notes outstanding) shall not exceed the Maximum Facility Amount, and (ii) after giving effect to the issuance of such Additional Notes, (A) the DSCR is greater than 1.30 and (B) the LTV is less than 60% (calculated based on a re-calculated PV-10 using the Additional Notes Reserve Report) and (C) concurrently with the issuance of such Additional Notes, Issuer shall enter into and maintain Hedge Agreements to hedge not less than 80% of the reasonably projected Hydrocarbon production of crude oil, natural gas, and natural gas liquids, calculated separately, attributable to the Wellbore Interests and any additional wellbore assets sold to the Issuer in connection with the issuance of such Additional Notes, based on the most recently delivered Additional Notes Reserve Report for each full calendar month during the thirty-six (36) calendar month period immediately following each such issuance date.  Any such Additional Notes shall constitute "Notes" for purposes of this Indenture and the other Basic Documents and shall be entitled to the benefits and privileges of this Indenture and the other Basic Documents, ratably and pari passu (subject to applicable Scheduled Distribution Amounts and Legal Final Maturity Dates) with all other Notes, and the holders of any such Additional Notes shall constitute "Noteholders" for purposes of this Indenture and the other Basic Documents. The Issuer shall provide no less than ten (10) Business Days' prior written notice to the Trustee of any such issuance of Additional Notes, unless the Indenture Trustee consents to a shorter period.

Execution Version

(b) The Tranche of Notes issued in connection with the Initial Closing Date shall be referenced herein as the 2022-1 Notes.  The Tranche of Notes issued in connection with the amendment and restatement of the Indenture on the Second Closing Date shall be designated as the 2022-2 Notes.  Any issuance of Additional Notes with the same terms (other than issuance date and initial Payment Date) as an existing Tranche of Notes will share the same designation.  New Tranches of Notes issued pursuant to this Section 2.16 shall follow the foregoing naming convention as determined by the Issuer.

(c) The issuance of any Additional Notes shall require satisfaction of the following conditions precedent to the satisfaction of the relevant Noteholders prior to such issuance:

(i) the Issuer shall set forth in an Officer's Certificate, a copy of each of which shall be delivered to the Indenture Trustee, the following information:

(A) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(B) the issue price, the issue date, the Private Placement Number, the first Payment Date and the amount of interest payable on such first payment date applicable thereto and the date from which interest shall accrue with respect to such Additional Notes;

(C) the Interest Rate, Legal Final Maturity Date, the Scheduled Principal Distribution Amounts and Tranche designation with respect to such Additional Notes, and

(D) an affirmation that all conditions set forth in this Section 2.16 have been satisfied with respect to the issuance of such Additional Notes.

(ii) the Issuer will be required to deliver an Opinion of Counsel to the Indenture Trustee stating that the issuance of Additional Notes under the Indenture:

(A) is authorized or permitted by the Indenture and that all conditions precedent under the Indenture for the issuance of Additional Notes have been complied with,

(B) will not cause the Issuer to become taxable as an association (or publicly traded partnership that is taxable as a corporation) or a taxable mortgage pool for U.S. federal income tax purposes,

(C) will not adversely affect the characterization of the Notes as indebtedness for U.S. federal income tax purposes, and

Execution Version

(D) if the Issuer and Indenture Trustee do not receive an Opinion of Counsel to the effect that the Additional Notes will be characterized as indebtedness for U.S. federal income tax purposes, then the Additional Notes may be beneficially owned only by United States persons (as defined in Section 7701(a)(30) of the Code).

(iii) all applicable customary opinions and certifications as were delivered on the Initial Closing Date in connection with the issuance of the 2022-1 Notes;

(iv) a resolution of the board of directors, board of managers, stockholders, members, or partners of the Issuer, as applicable, approving the issuance of such Additional Notes;

(v) copies of such additional documents, instruments, certificates, opinions or other confirmations as the Purchasers of the Additional Notes may reasonably request; and

(vi) satisfaction of the conditions precedent set forth in the related Note Purchase Agreement.

Section 2.17 Extension of Initial Maturity Date.  The Initial Maturity Date of any Tranche of Notes may be extended in accordance with the terms of the Side Letter applicable to such Tranche. The Issuer shall provide no less than ten (10) Business Days' prior written notice to the Trustee of any such extension, unless the Indenture Trustee consents to a shorter period.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Issuer represents and warrants as of the Initial Closing Date and, except as otherwise set forth below, the Second Closing Date as follows:

Section 3.01 Organization and Good Standing.  The Issuer is duly organized, validly existing, and in good standing under the Laws of the State of Delaware and every state in which it is qualified to do business, and the Issuer has full power and authority under its Organizational Documents to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use.

Section 3.02 Authority; No Conflict.

(a) The execution, delivery, and performance of this Indenture and the Basic Documents and the performance of the Contemplated Transactions have been duly and validly authorized in accordance with the Organizational Documents of the Issuer, as applicable.  This Indenture has been duly executed and delivered by the Issuer and all instruments executed and delivered by the Issuer at or in connection with the applicable Closing have been duly executed and delivered by the Issuer. This Indenture constitutes the legal, valid, and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law).

Execution Version

(b) Neither the execution and delivery of this Indenture or the instruments executed in connection herewith by the Issuer nor the consummation or performance of any of the Contemplated Transactions or Basic Documents by the Issuer shall, directly or indirectly (with or without notice or lapse of time or both):

(i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Issuer, as applicable, or (B) any resolution adopted by the board of directors, board of managers, stockholders, members, or partners of the Issuer, as applicable;

(ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to notification of or to challenge any of the Contemplated Transactions or Basic Documents, to terminate, accelerate, or modify any terms of, or to exercise any remedy or obtain any relief under, any Contract or agreement or any Law or Order to which the Issuer, or any of the Collateral, may be subject;

(iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that relates to the Collateral; or

(iv) result in the imposition or creation of any Encumbrance or give rise to any breach, right of termination, cancellation, or acceleration under any of the terms, covenants, conditions, or provisions of, or constitute a default under, any Lease, Contract, note, bond, mortgage, indenture, license, or other material agreement with respect to any of the Collateral, other than any Encumbrance or Lien arising in favor of the Indenture Trustee pursuant to the Basic Documents.

Section 3.03 Legal Proceedings; Orders.  There is no pending Proceeding against the Issuer or any of its Affiliates (a) that relates to or may affect any of the Collateral; or (b) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions or Basic Documents.  To the Issuer's Knowledge, (x) no Proceeding of the type referenced above has been Threatened, (y) there is no Order adversely affecting the use or ownership of the Collateral to which the Issuer, or any of the Collateral, is subject, and (z) there is no Order or Proceeding restraining, enjoining, or otherwise prohibiting or making illegal the consummation of the Contemplated Transactions or Basic Documents or which, if determined adversely to the Issuer, could result in a material diminution of the benefits contemplated by this Indenture or the Contemplated Transactions or Basic Documents.

Section 3.04 Compliance with Laws and Governmental Authorizations.  Except as disclosed on Schedule 3.15 to an Asset Purchase Agreement:

(a) The Collateral have been owned and, as applicable, operated by the Issuer, its Affiliates, and the Operators (and, to the Issuer's Knowledge, as applicable, have been operated by Third Parties) in all material respects in accordance with all Laws of all Governmental Bodies having or asserting jurisdiction relating to the ownership and operation thereof, including the production of all Hydrocarbons attributable thereto, other than any violations that have been resolved to the satisfaction of all applicable Governmental Bodies.

Execution Version

(b) All necessary Governmental Authorizations with regard to the ownership or, as applicable, operation by the Issuer, its Affiliates, and the Operators of the Issuer's interest in the Collateral (as such Collateral is currently owned and operated) have been obtained and no violations exist or have been recorded in respect of such Governmental Authorizations.

(c) Neither the Issuer nor its Affiliates  have received any written notice of any violation of any Laws or of any Governmental Authorization in connection with the ownership or operation of the Collateral that has not been corrected or settled, and there are no Proceedings pending or, to the Issuer's Knowledge, threatened against Issuer, its Affiliates, or an Operator that might result in any material modification, revocation, termination or suspension of any Governmental Authorization or which would require any material corrective or remedial action by the Issuer or any of its Affiliates in connection with the Collateral.

Section 3.05 Compliance with Leases.  The Issuer is in compliance in all material respects with each Lease to the extent relating to the Collateral, including all express and implied covenants thereunder; provided, however, with respect to Leases applicable to or a portion of which are included in any Wellbore Interests operated by any Person that is not an Alpine Party or Affiliate thereof (other than an Operator or its subsidiaries) (a "Third Party Operator"), the Issuer makes the foregoing representation and warranty in this sentence to its Knowledge with respect to actions and omissions of such Person in connection with such Person's operation of such Wellbore Interests.  No written demands or notices of default or non-compliance or dispute (including those received electronically) with respect to a Lease to the extent relating to the Collateral have been issued to or received by the Issuer that remain uncured or outstanding.

Section 3.06 Material Liabilities.  As of the Initial Closing Date, the Issuer did not have any material liabilities other than Permitted Indebtedness, Assumed Liabilities and liabilities under the Basic Documents. As of the Second Closing Date, the Issuer does not have any material liabilities other than Permitted Indebtedness, Assumed Liabilities, liabilities under the Basic Documents, and any other liabilities arising during the period from the Initial Closing Date until the Second Closing Date and that either (a) are disclosed on Schedule 3.15 to an Asset Purchase Agreement or (b) were not incurred in violation of the terms of any of the Basic Documents then in effect.

Section 3.07 Employee Benefit Plans.  Neither the Issuer nor any trade or business (whether or not incorporated) that, together with the Issuer, would be treated as a single employer for purposes of Section 412 of the Code or Title IV of ERISA maintains or has ever maintained any employee benefit plan within the meaning of Section 3(3) of ERISA to the extent it would reasonably be expected to have a Material Adverse Effect.

Section 3.08 Use of Proceeds; Margin Regulations.  The Issuer will use the proceeds of an issuance of Notes to (a) pay to the Seller the cash portion of the purchase price for the Wellbore Interests being transferred pursuant to the applicable Asset Purchase Agreement, (b) fund the Interest Reserve Account, and (c) pay transaction costs associated with the issuance of such Notes.  The non-cash consideration for the purchase price for any Wellbore Interests will be equal to the difference between the fair market value of the Wellbore Interests at the time of transfer and the amount of cash paid for the purchase thereof by the Issuer on the applicable Closing Date, resulting in an increase in the value of Holdings' equity interest in the Issuer and an increase in the value of the Seller's equity interest in Holdings.  No part of the proceeds from the sale of any Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).

Execution Version

Section 3.09 Existing Indebtedness; Future Liens.

(a) The Issuer does not have, and has never had, any outstanding Indebtedness other than the Notes or other Permitted Indebtedness.  The Issuer has not granted or suffered to exist any Liens on any property of the Issuer while held by the Issuer other than Permitted Liens. As of the Initial Closing Date, there were no outstanding Liens on any property of the Issuer other than Permitted Liens. As of the Second Closing Date, there are no outstanding Liens on any property acquired by the Issuer pursuant to the Asset Purchase Agreement dated as of such date other than Permitted Liens.

(b) Other than as permitted or contemplated by the Basic Documents (including Permitted Liens), the Issuer has not agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

(c) Other than the Basic Documents, the Issuer is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Issuer, any agreement relating thereto or any other agreement (including its charter or any other Organizational Document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Issuer.

Section 3.10 Foreign Assets Control Regulations, Etc.

(a) Neither the Issuer nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) to Issuer's Knowledge, is a target of sanctions that have been imposed by the United Nations or the European Union.

(b) Neither the Issuer nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Issuer's Knowledge, is under investigation by any Governmental Body for possible violation of any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

Execution Version

(c) No part of the proceeds from the sale of any Notes hereunder:

(i) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Issuer or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws, or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii) will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d) The Issuer and its Affiliates have established procedures and controls which they reasonably believe are adequate (and otherwise comply with applicable Law) to ensure that the Issuer and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 3.11 Status under Certain Statutes.  The Issuer is not subject to regulation under the Investment Company Act, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.

Section 3.12 Single Purpose Entity.  The Issuer (a) has been formed and organized solely for the purpose of entering into the Basic Documents to which it is a party, performing its obligations thereunder (including entering into certain agreements in connection therewith), and owning the Collateral, (b) has not engaged in any business unrelated to clause (a) above, and (c) does not have any other assets other than those related to its activities in accordance with clause (a) above.

Section 3.13 Solvency.  The Issuer is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.  The Issuer does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due.  The Issuer does not believe that it will be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Indenture, the Notes and the other Basic Documents to which it is a party.  The Issuer does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Indenture, the Notes or the other Basic Documents to which it is a party.

Execution Version

Section 3.14 Security Interest.  The Indenture, together with the Mortgages, creates in favor of the Indenture Trustee, as security for the Secured Obligations and for the performance of the provisions of this Indenture, a security interest in or mortgage or deed of trust on all of the right, title, and interest, whether now owned or hereafter acquired, of the Issuer in, to, and under the Collateral.  Upon the filing of the applicable UCC-1 financing statements, mortgages or deeds of trust, all action has been taken as is necessary to perfect such security interest or mortgage or deed of trust, and such security interest, mortgage or deed of trust is of first priority (subject, in the case of Mortgages, to Permitted Liens).

ARTICLE IV

COVENANTS

Section 4.01 Payment of Principal and Interest.  The Issuer shall duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture.  Without limiting the foregoing, subject to and in accordance with Section 8.06, the Manager, acting on behalf of the Issuer, shall cause the Paying Agent on behalf of the Indenture Trustee to distribute all amounts on deposit in the Collection Account and allocated for distribution to the Noteholders on a Payment Date pursuant to Article VIII hereof for the benefit of the Notes, to the Noteholders.  Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

Section 4.02 Maintenance of Office or Agency.  The Issuer shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  Such office or agency shall initially be at Corporate Trust Office of the Indenture Trustee, and the Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes.  The Indenture Trustee shall give prompt written notice to the Issuer and the Back-Up Manager of any change in the location of any such office or agency.  If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands; provided, however, that the Indenture Trustee shall not be deemed an agent of the Issuer for service of process.

Section 4.03 Money for Payments to Be Held on behalf of the Noteholders and Hedge Counterparties.  As provided in Section 8.01, all payments or amounts due and payable with respect to any Notes and Hedge Agreements that are to be made from amounts withdrawn from the Collection Account pursuant to Section 8.06(i), Section 8.06(ii) and Section 8.06(iii) shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments of Notes and Hedge Agreements shall be paid over to the Issuer except as provided in Section 8.06.

Section 4.04 Compliance with Law.  The Issuer shall comply with all Laws and regulations to which it is subject (including ERISA, Environmental Laws, and the USA PATRIOT Act) and shall obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure that non-compliance with such Laws or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected to have a Material Adverse Effect.

Execution Version

Section 4.05 Insurance.  From and after the Initial Closing Date, the Issuer shall maintain (or cause to be maintained), with financially sound and reputable insurers, insurance with respect to its properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co- insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, and, within sixty (60) days after the Initial Closing Date, the Issuer shall cause the Indenture Trustee to be named as a loss payee or an additional insured.  For the avoidance of doubt, any proceeds received by the Issuer or the Manager for the benefit of the Issuer with respect to any claim under such insurance policy shall be deemed to be Collections with respect to the Collection Period in which such proceeds are received and promptly, but in any event within two (2) Business Days, deposited into the Collection Account.

Section 4.06 No Change in Fiscal Year.  Without the consent of the Majority Noteholders, the Issuer shall not permit its fiscal year to end on a day other than December 31, change its method of determining fiscal quarters or make, permit any change in accounting policies or reporting practices except as required by the applicable Accounting Standard or change its federal employer identification number, except for any such changes which are not materially adverse to the Holders or the Hedge Counterparties.

Section 4.07 Payment of Taxes and Claims.  The Issuer shall file all Tax returns required to be filed in any jurisdiction and to pay and discharge all Taxes shown to be due and payable on such returns and all other Taxes, assessments, governmental charges, or levies imposed on it or any of its properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Issuer, provided that Issuer need not pay any such Tax, assessment, charge, levy or claim if the amount, applicability or validity thereof is contested in good faith by the Issuer via appropriate proceedings and with adequate reserves established and maintained therefor in accordance with the applicable Accounting Standard.

Section 4.08 Existence.  Subject to Section 4.17, the Issuer shall at all times preserve and keep (a) its limited liability company existence in full force and effect and (b) all foreign qualifications of the Issuer and all rights and franchises of the Issuer.

Section 4.09 Books and Records.  The Issuer shall maintain or cause to be maintained proper books of record and account in conformity with the applicable Accounting Standard and all applicable requirements of any Governmental Body having legal or regulatory jurisdiction over the Issuer.  The Issuer shall keep or cause to be kept books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets.  The Issuer or one of its Affiliates has devised a system of internal accounting controls sufficient to provide reasonable assurances that the Issuer's books, records, and accounts accurately reflect all transactions and dispositions of assets, and such a system shall be maintained.

Execution Version

Section 4.10 Performance of Material Agreements.  From and after the Initial Closing Date, the Issuer shall at all times (a) observe and perform all obligations, covenants and agreements to be performed by it under, and comply with all conditions under, each material agreement including each Lease to which it is or becomes a party in accordance with the terms thereof and (b) subject to the terms of this Indenture, diligently exercise, enforce, defend and protect its rights under, and take any action required to collect any and all sums due to it under, each material agreement including each Lease to which it is or becomes a party.  The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents to which it is a party and each other instrument and agreement included as part of the Collateral.  The Issuer shall not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under the Basic Documents or under any instrument or agreement included as part of the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by a bankruptcy or other court or as expressly provided in this Indenture, the other Basic Documents or such other instrument or agreement. Notwithstanding the foregoing, the Issuer shall not be deemed to be in breach of or default under any of the foregoing covenants in this Section 4.10 in respect of any breach of a Lease or other instrument or agreement included as part of the Collateral to the extent such breach is caused by any action or omission of a Third Party Operator; however, Issuer shall, upon acquiring Knowledge thereof and subject to the terms of this Indenture, take all reasonable steps available to it to remedy such breach of, and defend and protect its rights under, such Lease or other instrument or agreement.

Section 4.11 Maintenance of Lien.  From and after the Initial Closing Date and for so long as the Notes and the Hedge Agreements are outstanding, the Issuer shall, at its expense, timely take or cause to be taken all action required to maintain and preserve the perfection and first priority of the Lien on the Collateral granted under this Indenture and the Mortgages (subject, in each case, to Permitted Liens).

Section 4.12 Further Assurances.  From time to time the Issuer shall perform or cause to be performed any other act as required by Law and shall execute or cause to be executed any and all further instruments that may be required by Law or reasonably necessary (or reasonably requested by the Indenture Trustee) in order to create, perfect and protect the Lien of the Indenture Trustee on or in the Collateral.  The Issuer shall promptly do, execute, acknowledge and deliver, or cause to be promptly done, executed, acknowledged and delivered, all such further acts, deeds, conveyances, mortgages, assignments, transfers and assurances as the Indenture Trustee or any Noteholder may reasonably require for the creation, perfection and priority of the Liens being herein provided for (subject, in each case, to Permitted Liens).  The Issuer shall pay or cause to be paid all filing, registration and recording Taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment of this Indenture, and of any instrument of further assurance, and all federal or state stamp Taxes and other Taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Indenture, the other Basic Documents and such instruments of further assurance.  The Issuer hereby authorizes, but does not obligate, the Indenture Trustee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Issuer.  The Issuer acknowledges and agrees, on behalf of itself, that any such financing statement may describe the Collateral as "all assets", "all personal property" or "all assets and all personal property of Debtor, whether now owned or existing or hereafter acquired or arising, wherever located, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto" of the applicable Person or words of similar effect as may be required by the Indenture Trustee.

Execution Version

Section 4.13 Use of Proceeds.  The Issuer shall apply the proceeds of each sale of Notes solely as provided in Section 3.08.

Section 4.14 Separateness.

(a) The Issuer shall pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses and any compensation due to its Independent manager or member) from its assets as the same shall become due and payable, except for expenses paid on its behalf pursuant to the Basic Documents or arm's length contractual arrangements providing for operating, maintenance or administrative services.

(b) The Issuer shall observe all limited liability company, corporate, or organizational formalities, maintain books, records, financial statements and bank accounts separate from those of its Affiliates, except as permitted by this Indenture and the other Basic Documents.  The Issuer's assets shall not be listed as assets on the financial statement of any other entity except as required by the applicable Accounting Standard; provided, however, that appropriate notation shall be made on any consolidated statements to indicate its separateness from any Affiliates and to indicate that its assets and credit are not available to satisfy the debt and other obligations of such Affiliate or any other Person except as otherwise contemplated by the Basic Documents.

(c) The Issuer shall be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate).

(d) The Issuer shall hold all of its assets in its own name and shall not commingle its funds and other assets with those of any Affiliate, other than as expressly permitted or contemplated by the Basic Documents.

(e) The Issuer shall not conduct the business of or act on behalf of any other Person (except as required by the Basic Documents).

(f) The Issuer (i) shall at all times have at least one (1) duly elected Independent manager or member and (ii) so long as the Notes or Hedge Agreements remain outstanding, shall not remove or replace any Independent manager or member without cause and only after providing the Indenture Trustee, each Noteholder and each Hedge Counterparty with no less than three (3) days' prior written notice of (A) any proposed removal of such Independent manager or member, and (B) the identity of the proposed replacement, together with a certification that such replacement satisfies the requirements for an Independent manager or member in the organizational documents for the Issuer.  The Issuer shall not institute proceedings to be adjudicated bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings against it, or file, or consent to, a petition seeking reorganization or relief under any applicable federal or state Law relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or any substantial part of its property, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take limited liability company action in furtherance of any such action without the affirmative vote of at least one (1) duly elected Independent manager or member.

Execution Version

(g) The Issuer shall be, and at times shall hold itself out to the public and all other Persons as, a legal entity separate and distinct from any other Person (including any Affiliate), correct any known misunderstanding regarding its status as a separate entity, conduct business solely in its own name, and not identify itself as a division of any of its Affiliates or any of its Affiliates as a division of the Issuer (except for income tax purposes).  The Issuer shall conduct and operate its business in its own name.

(h) The Issuer shall not permit its name to be used by any Affiliate of the Issuer in the conduct of such Affiliate's business and shall not use the name of any Affiliate in the conduct of the Issuer's business.

(i) The Issuer shall file its own tax returns, if any, as may be required under applicable Law, to the extent (i) not part of a consolidated group filing a consolidated return or returns or (ii) not treated as a division for tax purposes of another taxpayer, and pay any taxes required to be paid under applicable Law.

(j) The Issuer shall maintain its assets, including the Collateral, in such a manner that it would not be costly or difficult to identify, segregate or ascertain its assets from those of any other Person.

(k) Except as permitted or contemplated by the Basic Documents, the Issuer shall maintain an arm's length relationship with its Affiliates, and not enter into any transaction with any Affiliate unless such transaction is (i) on such terms and conditions (including terms relating to amounts paid thereunder) as would be generally available if such business transaction were with an entity that was not an Affiliate in comparable transactions, and (ii) pursuant to enforceable agreements.

(l) The Issuer shall not hold out its credit or assets as being available to satisfy the obligations of others nor guarantee the obligation of any Person.

(m) The Issuer shall maintain, adequate capital in light of its contemplated business purpose, transactions, and liabilities (provided, that no member of the Issuer shall have any obligation to make any contribution of capital to the Issuer).

(n) The Issuer shall not grant a security interest in any of its assets to secure the obligations of any other Person.

(o) The Issuer shall not, directly or indirectly, engage in any business or activity other than the actions that are both (i) required or permitted to be performed under its limited liability company agreement and (ii) permitted or contemplated by the terms of the Basic Documents.

Execution Version

(p) The Issuer shall not incur any indebtedness, liability, obligation, or expense, or own any assets, other than in each case those that are both (i) necessary to achieve the purposes set forth in its limited liability company agreement and (ii) permitted or contemplated by the Basic Documents;

(q) The Issuer shall not make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, other than as permitted by the Basic Documents.

(r) The Issuer shall maintain complete records of all transactions (including all transactions with any Affiliate).

(s) The Issuer shall comply with all requirements of applicable Law regarding its operations and shall comply with the provisions of this Indenture and its Organizational Documents (including, without limitation, all separateness provisions herein and therein).

(t) The Issuer shall not form, acquire, or hold any Subsidiary.

(u) The Issuer shall use separate stationery, invoices and checks bearing the Issuer's name.

(v) The Issuer shall comply with each of the assumptions made with respect to it in any non-consolidation opinion, and the certifications contained in any certificate referred to therein, delivered by counsel in connection with the transactions contemplated by the Basic Documents.

Section 4.15 Transactions with Affiliates.  The Issuer shall not enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except as contemplated by the Basic Documents and except in the ordinary course and pursuant to the reasonable requirements of the Issuer's business and upon fair and reasonable terms no less favorable to the Issuer than would be obtainable in a comparable arm's length transaction with a Person not an Affiliate.

Section 4.16 Merger, Consolidation, Etc.  Neither the Issuer nor Holdings shall consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person.

Section 4.17 Lines of Business.  The Issuer shall not at any time engage in any business other than those related to the ownership of the Wellbore Interests and the transactions contemplated by this Indenture and the other Basic Documents to which it is a party and other activities reasonably incidental thereto; provided, however, that the Issuer shall not engage in any business or activity or enter into any contractual arrangement which would (a) subject the Holders or any Hedge Counterparty to regulation or oversight by any Governmental Body (other than the Governmental Bodies which regulate insurance companies and, following foreclosure, regulations applicable to assets held as a result of such foreclosure) or cause the Holders or any Hedge Counterparty to breach any Law or regulation or guideline of any Governmental Body or require Holders or any Hedge Counterparty to obtain a consent, waiver or clarification by any Governmental Body or (b) cause any of the representations and warranties of the Issuer contained in any of the Basic Documents to be inaccurate in any material respect as of the date made or deemed made.

Execution Version

Section 4.18 Economic Sanctions, Etc.  Neither the Issuer nor any Controlled Entity shall (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any Noteholder, any Hedge Counterparty or any affiliate of such Holder or Hedge Counterparty to be in violation of, or subject to sanctions under, any applicable U.S. Economic Sanctions Laws, Anti-Corruption Laws or Anti-Money Laundering Laws, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 4.19 Liens.  The Issuer shall not, directly or indirectly, create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any of its property or assets (including the Collateral), whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except for Permitted Liens.

Section 4.20 Sale of Assets, Etc.  The Issuer shall not sell, transfer, convey, assign, exchange or dispose of any of its properties or assets in any single transaction or series of related transactions of any individual asset, or group of related assets, except (a) pursuant to a conveyance under Section 5.11(d) of the applicable Asset Purchase Agreement or Section 2(d)(iii) of the Management Services Agreement so long as (i) the Indenture Trustee or Hedge Counterparty has received information reasonably requested by such Persons demonstrating that the Seller or the Manager, as applicable, is permitted to purchase the applicable Repurchased Interests pursuant to the terms of Section 5.11(d) of the applicable Asset Purchase Agreement or Section 2(d)(iii) of the Management Services Agreement, as applicable, and (ii) concurrently with the release of the lien of this Indenture in accordance with Section 2.11(a), the Issuer shall have had deposited an amount equal to the Buy-Out Price (as defined in the applicable Asset Purchase Agreement) into the Collection Account, (b) as required by applicable Law, (c) for the abandonment of any assets no longer used or useful in the business of the Issuer, and/or (d) for sales or disposal of Hydrocarbons in the ordinary course of business.

Section 4.21 Permitted Indebtedness.  The Issuer shall not create, guarantee, assume or suffer to exist, or in any manner be or become liable in respect of, any Indebtedness of any kind or character, other than the following (such Indebtedness and other obligations being referred to as "Permitted Indebtedness"):

(a) Indebtedness owing under this Indenture, the Notes or any other Basic Document, including the Hedge Agreements;

(b) Operating Expenses; and

Execution Version

(c) obligations incurred in the ordinary course of its business specified in Section 4.17 in an aggregate amount not to exceed $500,000 at any one time.

Section 4.22 Amendment to Organizational Documents.  The Issuer shall not, and shall not permit any party to, amend, modify or otherwise change (a) any special purpose entity or separateness provisions in the Organizational Documents, (b) any other provision of the Organizational Documents, except to the extent such amendment, modification or change would not reasonably be expected to be materially adverse to the Secured Parties or result in a Material Adverse Effect or (c) its jurisdiction of organization, its location of principal place of business or its name, in each case, without the prior written consent of the Majority Noteholders and provided that all actions have been taken to maintain the perfection of the security interest in favor of the Indenture Trustee.

Section 4.23 No Loans.  The Issuer shall not, directly or indirectly, make any loan or advance to any Person, other than Permitted Investments.

Section 4.24 Permitted Investments; Subsidiaries.  The Issuer shall not make any Investments other than (a) any Investment in Permitted Investments of monies in any Issuer Account and (b) obligations of account debtors to the Issuer arising in the ordinary course of business.  Without limiting the generality of the foregoing, the Issuer shall not create any Subsidiaries or enter into any partnership or joint venture.

Section 4.25 Employees; ERISA.  The Issuer shall not employ any employees or individually maintain any ERISA Plan or, other than with respect to an entity that is a member of its controlled group under Code Section 414 or Section 4001 of ERISA, incur or suffer to exist any obligations to make any contribution to a Multiemployer Plan.

Section 4.26 Tax Treatment.  Neither the Issuer, nor any party otherwise having the authority to act on behalf of the Issuer, is authorized to, or shall, make the election described in the Treasury Regulations Section 301.7701-3(a) or take any other action that may cause the Issuer to be treated as an association taxable as a corporation for U.S. federal income tax purposes, or a similar election under any U.S. state or local Law.  For all U.S. federal, state and local tax purposes, the Issuer has always been and shall continue to be classified as an entity disregarded from its owner and shall not be treated as a partnership, a publicly traded partnership treated as a corporation, a taxable mortgage pool (in whole or in part) taxable as a corporation or as an association taxable as a corporation.  The Issuer shall treat the Notes and this Indenture as debt, and not as an equity interest in the Issuer, for all purposes (including federal, state and local income Tax purposes).

Section 4.27 Replacement of Manager or Indenture Trustee.  In the event that the Manager or the Indenture Trustee shall be terminated or shall resign, except as otherwise provided in Section 7 of the Management Services Agreement, the Issuer shall appoint a replacement manager or indenture trustee satisfactory to the Majority Noteholders as soon as reasonably practicable, but in any event within thirty (30) days following such delivery of notice of any such resignation or termination.

Section 4.28 Hedge Agreements.

Execution Version

(a) On or prior to the Initial Closing Date, the Issuer shall have entered into and will maintain at all times Hedge Agreements (including by way of assignment and novation from the Seller to the Issuer) with the purpose and effect of fixing commodity prices covering at least (i) NYMEX-WTI: 80% of projected crude Hydrocarbon production attributable to the Wellbore Interests for each calendar month through April 30, 2025, (ii) NYMEX-Henry Hub: 80% of projected Hydrocarbon production attributable to the Wellbore Interests for each calendar month through April 30, 2025, and (iii) NGL: 80% of projected Hydrocarbon production attributable to the Wellbore Interests for each calendar month through April 30, 2025. On or prior to the Second Closing Date, the Issuer shall have entered into and will maintain at all times Hedge Agreements (including by way of assignment and novation from the Seller to the Issuer) with the purpose and effect of fixing commodity prices covering at least (i) NYMEX-WTI: 80% of projected crude Hydrocarbon production attributable to the Wellbore Interests for each calendar month through August 31, 2025, (ii) NYMEX-Henry Hub: 80% of projected Hydrocarbon production attributable to the Wellbore Interests for each calendar month through August 31, 2025, and (iii) NGL: 80% of projected Hydrocarbon production attributable to the Wellbore Interests for each calendar month through August 31, 2025.

(b) The Issuer will not be party to or in any manner be liable on any Hedge Agreements, except for Hedge Agreements entered into with the purpose and effect of fixing prices on crude oil, natural gas or natural gas liquids from reasonably anticipated production from the Wellbore Interests on market terms and conditions; provided that with respect to such Hedge Agreements, at all times (i) no such contract fixes a price for a period later than ninety-six (96) months after such contract is entered into; and (ii) the aggregate monthly production of each of crude oil, natural gas liquids and natural gas, calculated separately, covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration reasonably acceptable to Hedge Counterparties) for any single month does not in the aggregate exceed ninety percent (90%) of the Issuer's reasonably anticipated Hydrocarbon production of crude oil, natural gas liquids and natural gas calculated separately (determined in a manner reasonably acceptable to Hedge Counterparties), from the Wellbore Interests anticipated to be sold in the ordinary course of business of the Issuer for such month.  If, (A) on the date a conveyance under Section 5.11(d) of the applicable Asset Purchase Agreement or Section 2(d)(iii) of the Management Services Agreement occurs (after giving effect to such conveyance) or the date on which the Seller is required to pay to the Issuer a Title Adjustment Amount pursuant to Section 5.11(e) of the applicable Asset Purchase Agreement or (B) on the last day of any fiscal quarter, the combination of production volumes covered by Hedge Agreements for any calendar month exceeds 90% of reasonably projected Hydrocarbon production attributable to the Wellbore Interests for such month, based on the most recently delivered Reserve Report and as calculated separately for each of crude oil, natural gas liquids and natural gas (determined in a manner reasonably acceptable to Hedge Counterparties), the Issuer shall, within five (5) Business Days of such date of conveyance (but, in the case of clause (A) only, in any event prior to the Payment Date relating to the Collection Period within which such date of conveyance occurs) or last day, terminate an appropriate portion of Hedge Agreements or enter into offsetting agreements that have the same effect such that the volumes subject to such Hedge Agreements or fixed price production sale agreements do not exceed 90% of reasonably projected Hydrocarbon production for each calendar month following such date or last day, as calculated separately for each of crude oil, natural gas liquids and natural gas.

Execution Version

(c) Notwithstanding the foregoing, the Issuer will not, incur or permit to exist (i) any speculative Hedge Agreements or (ii) any commodity Hedge Agreements that are or may be settled physically through the delivery of Hydrocarbons (other than any such Hedge Agreement described in this clause (ii) that has a term of sixty (60) days or less).

(d) To the extent that the Issuer solicits a consent of Noteholders in connection with a proposed sale or release of a Wellbore Interest or other Collateral, the Issuer shall include in any such solicitation details regarding any obligation to terminate a portion of a Hedge Agreement pursuant to part (b) hereof that would be implicated by such sale or release, including an estimate of payments to be made or received by the Issuer in connection with such termination.

Section 4.29 Characterization.  The Issuer shall characterize (a) the transfer of the Wellbore Interests by the Seller to the Issuer pursuant to the applicable Asset Purchase Agreement for all purposes as an absolute transfer of legal and beneficial ownership, including on all relevant books, records, financial statements and other applicable documents, other than for tax and accounting purposes and (b) the Grant of the Collateral by the Issuer under this Indenture as a pledge for U.S. federal income tax purposes and for financial accounting purposes.

Section 4.30 Manager or Operator Failure.  If an Event of Default or Manager Termination Event shall arise from the failure of the Manager or any Operator to perform any of its duties or obligations under the Management Services Agreement or the Joint Operating Agreement, as applicable, the Issuer shall take all reasonable steps available to it to remedy such failure.

Section 4.31 Amendments to Basic Documents.  Without derogating from the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that it shall not, (a) terminate, amend, waive, supplement or otherwise modify any of, or consent to the assignment by any party of, the Basic Documents to which it is a party (other than this Indenture) and (b) to the extent that the Issuer has the right to consent to any termination, waiver, amendment, supplement or other modification of, or any assignment by any party of, any Basic Document to which it is not a party, give such consent, in each case, unless, (i) as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, (A) such termination, amendment, waiver, supplement or other modification or such assignment, as applicable, is authorized and permitted under the terms of the Basic Documents, and (B) all conditions precedent to the execution of such termination, amendment, waiver, supplement or other modification or such assignment, as applicable, have been satisfied, (ii) as evidenced by an Officer's Certificate delivered to the Indenture Trustee in connection with such termination, amendment, waiver, supplement or other modification or assignment, as applicable, such termination, amendment, waiver, supplement or other modification or such assignment, as applicable, will not adversely affect in any material respect the interests of the Issuer, any Noteholder or the Hedge Counterparties, and (iii) the other requirements with respect to such termination, amendment, waiver, supplement or other modification, or such assignment, as applicable, contained in the Basic Documents (including this Section 4.31) are satisfied.  Notwithstanding the foregoing, the Issuer may amend, modify, waive, supplement or agree to any amendment, modification, supplement or waiver of the terms of this Indenture in accordance with Article IX hereof, but subject to any other conditions set forth in Article IX hereof applicable thereto.

Execution Version

ARTICLE V

REMEDIES

Section 5.01 Events of Default.

(a) "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and, subject to Sections 5.01(a)(iv) and (a)(v) whether it shall be voluntary or involuntary or be effected by operation of Law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the failure to pay all amounts due and owing on any Notes in full and reduce the Outstanding Principal Balance to zero as of the Legal Final Maturity Date of any outstanding Notes;

(ii) the failure of the Issuer on any Payment Date to pay any Note Interest on any Notes when the same becomes due and payable, and such default shall continue for a period of two (2) Business Days;

(iii) a default in the observance or performance of any Alpine Party to comply with any covenant or agreement made in any Basic Document to which it is a party (other than a default in the observance or performance of any covenant or agreement of the Manager under the Management Services Agreement or an Operator under the Joint Operating Agreement for which a default would result in the termination of the Manager or removal of such Operator, as applicable, which is specifically addressed in clause (x) below), or a breach of any representation or warranty of any Alpine Party made in any Basic Document to which it is a party or in any certificate or other writing delivered pursuant to the Basic Documents or in connection therewith (other than a breach of a representation or warranty of the Manager under the Management Services Agreement or an Operator under the Joint Operating Agreement for which a breach would result in the termination of the Manager or the removal of such Operator, as applicable, which is specifically addressed in clause (x) below) and such representation or warranty proves to have been incorrect in any material respect as of the time when the same shall have been made, and such default or failure to comply shall continue or not be cured or remedied, or the circumstance or condition in respect of which such representation or warranty was incorrect in such material respect shall not have been eliminated or otherwise cured or remedied, within (1) any applicable grace or cure periods provided for in the applicable Basic Document or (2) if no such other grace or cure period is provided in the applicable Basic Document or if the applicable Basic Document is this Indenture, a period of thirty (30) days (with such thirty (30) day period subject to extension pursuant to Section 5.01(c) below), in the case of each of the foregoing clauses (1) and (2), after the earlier to occur of (A) an Alpine Party obtaining Knowledge of such default or incorrect representation or warranty or (B) receipt by the Issuer from the Indenture Trustee or receipt by the Issuer and a Responsible Officer of the Indenture Trustee from a Noteholder or a Hedge Counterparty of a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied;

Execution Version

(iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer, Holdings or any substantial part of the Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, Holdings or for any substantial part of the Collateral, or ordering the winding-up or liquidation of the Issuer's or Holdings' affairs (as applicable), and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days;

(v) the commencement by any Alpine Party of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by any Alpine Party to the entry of an order for relief in an involuntary case under any such law, or the consent by an Alpine Party to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of an Alpine Party or for any substantial portion of the Collateral, or the making by an Alpine Party of any general assignment for the benefit of creditors, or the failure by an Alpine Party generally to pay its debts as such debts become due, or the taking of any action by an Alpine Party in furtherance of any of the foregoing;

(vi) the failure of the Indenture Trustee, for the benefit of the Secured Parties, to have a valid first-priority perfected security interest subject to Permitted Liens in any portion of the Collateral (for the avoidance of doubt, the failure by the Seller to transfer to the Issuer good title to the Wellbore Interests free and clear of any Encumbrances shall not in and of itself constitute an Event of Default pursuant to this clause (vi));

(vii) the Issuer shall become an association, publicly traded partnership or taxable mortgage pool, that is, in each case, taxable as a corporation for U.S. federal income tax purposes;

(viii) the filing of a non-appealable decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or Holdings in excess of $500,000 and not discharged, satisfied or stayed within thirty (30) days;

(ix) a statute, rule or regulation of a competent legislative or governmental rule-making body is adopted in final form and becomes effective following the Initial Closing Date, or a final, non-appealable judgment of a court of competent jurisdiction is rendered following the Initial Closing Date, which has a material adverse effect on (a) the validity or enforceability of any of the Basic Documents, or (b) the ability of the Issuer to make payments on the Notes or its obligations under any of the Hedge Agreements;

Execution Version

(x) any of the Manager, an Operator, the Indenture Trustee or the Back-Up Manager shall be terminated, removed or resign, and a replacement reasonably satisfactory to the Indenture Trustee (with consent of the Majority Noteholders (such consent not to be unreasonably withheld, conditioned or delayed)) shall not have been engaged within ninety (90) days of any such resignation, removal or termination:

(xi) an ERISA or tax lien securing the payment of money shall be rendered against the Issuer or Holdings in excess of $500,000;

(xii) the Issuer or Holdings is required to be registered as an "investment company" under the Investment Company Act;

(xiii) the DSCR on any Quarterly Determination Date is less than 1.10 to 1.00; or

(xiv) the occurrence of a Change of Control related to an Alpine Party.

(b) The Issuer shall deliver to (i) a Responsible Officer of the Indenture Trustee, (ii)  each Noteholder, (iii) the Back-Up Manager and (iv) each Hedge Counterparty, within five (5) days after the Issuer obtains Knowledge of the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time could become an Event of Default under clause (a)(iii) above, its status and what action the Issuer is taking or proposes to take with respect thereto.

(c) Notwithstanding the foregoing, with respect to a breach of any covenant or agreement or representation or warranty of the Issuer referred to under clause (a)(iii) above for which the grace or cure period set forth in clause (a)(iii)(2) is applicable, such breach shall not constitute an Event of Default after such thirty (30) day period if (x) the Issuer has commenced in a diligent manner a cure of such breach and (y) such remedial action could not reasonably have been expected to fully cure such breach within such thirty (30) days, but could reasonably be expected to be implemented and fully cure such breach within an additional thirty (30) days (but in no event shall the total cure period set forth in clause (a)(iii)(2) (as extended by this clause (c)) exceed a total of ninety (90) days).

(d) Upon the occurrence of any such event, each of the Issuer and the Indenture Trustee, as applicable, shall not be relieved from performing its obligations in a timely manner in accordance with the terms of this Indenture and the Issuer or the Indenture Trustee, as applicable, shall provide the Indenture Trustee (if such delay or failure is a result of a delay or failure by the Issuer), the Noteholders, the Back-Up Manager and the Hedge Counterparties prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Section 5.02 Acceleration of Maturity; Rescission and Annulment.  If an Event of Default should occur and be continuing (after any applicable grace or cure period), then and in every such case the Indenture Trustee at the written direction of the Majority Noteholders or the Majority Noteholders may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to a Responsible Officer of the Indenture Trustee if given by Noteholders) (a copy of which shall be provided by the Issuer to each Hedge Counterparty and the Back-Up Manager), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable; provided, that upon the occurrence of an Event of Default specified in Section 5.01(a)(iv) or (v) all the Notes shall be automatically deemed to be immediately due and payable and upon such event the unpaid principal of such Notes, together with accrued and unpaid interest thereon through the date of such Event of Default specified in Section 5.01(a)(iv) or (v), shall become immediately due and payable, in each case, without notice, declaration or demand by the Indenture Trustee or the Holders, all of which are hereby waived by the Issuer.

Execution Version

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as provided hereinafter in this Article V, the Majority Noteholders, by written notice to the Issuer and a Responsible Officer of the Indenture Trustee (with a copy to each Hedge Counterparty and the Back-Up Manager), may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right or any exercise of remedies consequent thereto nor shall such rescission in and of itself serve as a waiver of any of the Events of Default.

Section 5.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a) The Issuer covenants that if (i) an Event of Default specified in Section 5.01(a)(i) has occurred and is continuing or (ii) an Event of Default specified in Section 5.01(a)(ii) has occurred and is continuing, the Issuer shall, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Secured Parties, (1) the whole amount then due and payable on such Notes for principal and interest, with interest on the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, on overdue installments of interest at the rate borne by the Notes, (2) any amounts due and payable by the Issuer under the Hedge Agreements, including any termination amounts and any other amounts owed thereunder, and, in addition thereto, and (3) such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel, and all other amounts due and owing to the Indenture Trustee pursuant to Section 6.07.

Execution Version

(b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by Law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

(c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.04, proceed to protect and enforce its rights and the rights of the Secured Parties, by such appropriate Proceedings as the Indenture Trustee may deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by Law.

(d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of gross negligence or willful misconduct of the Indenture Trustee) and of the Noteholders and the Hedge Counterparties allowed in such Proceedings;

(ii) unless prohibited by applicable Law and regulations, to vote on behalf of the Holders of Notes and the Hedge Counterparties in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

Execution Version

(iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders, the Hedge Counterparties and the Indenture Trustee on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee, the Holders of Notes and the Hedge Counterparties allowed in any Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders and the Hedge Counterparties to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders or the Hedge Counterparties, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of gross negligence or willful misconduct of such party.

(e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder or any Hedge Counterparty any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or the Hedge Agreements or the rights of any Hedge Counterparty thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder or any Hedge Counterparty in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes and the Hedge Counterparties.

(g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Secured Parties, and it shall not be necessary to make any Noteholder or any Hedge Counterparty a party to any such Proceedings.

Section 5.04 Remedies; Priorities.

Execution Version

(a) If an Event of Default shall have occurred and is continuing, the Indenture Trustee may, or at the written direction of the Majority Noteholders (subject to the terms hereof) shall, do one or more of the following (subject to Section 5.05):

(i) declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon and all other amounts payable under this Indenture and the other Basic Documents to become immediately due and payable in accordance with Section 5.02;

(ii) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes and the Hedge Agreements (including any termination payments and any other amounts owed thereunder) or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Secured Parties including for the avoidance of doubt, the exercise of any remedies available under the Basic Documents; and

(v) sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by Law; provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Collateral following an Event of Default, other than an Event of Default described in Section 5.01(a)(i) or (ii), unless (A) the Majority Noteholders and Hedge Counterparties consent thereto, (B) the Indenture Trustee determines that the proceeds of such sale or liquidation distributable to the Noteholders and the Hedge Counterparties are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest and all amounts then due under the Hedge Agreements or that would be due and payable if the Hedge Agreements were terminated on the date of such sale (including any breakage or termination payments and any other amounts owed thereunder (or that would be owing if the Hedge Agreements were terminated on the date of such sale)) or (C) the Indenture Trustee determines that the Collateral will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared immediately due and payable and all amounts then due under the Hedge Agreements or that would be due and payable if the Hedge Agreements were terminated on the date of such sale (including any breakage or termination payments and any other amounts owed thereunder (or that would be owing if the Hedge Agreements were terminated on the date of such sale)), and the Indenture Trustee obtains the consent of the Noteholders holding one-hundred percent (100)% of the Outstanding Principal Balance of the Notes and the Hedge Counterparties.  In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

Execution Version

(b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall deposit such money or property to the Collection Account as Collections to be applied pursuant to Article VIII hereof.

The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.04.  At least fifteen (15) days before such record date, the Issuer shall mail to each Secured Party a notice that states the record date, the payment date and the amount to be paid.

The Indenture Trustee shall incur no liability as a result of any sale (whether public or private) of the Collateral or any part thereof pursuant to this Section 5.04 that is conducted in a commercially reasonably manner. Each of the Issuer, the Noteholders the Hedge Counterparties hereby waives any claim against the Indenture Trustee arising by reason of the fact that the price at which the Collateral may have been sold at such sale (whether public or private) was less than the price that might have been obtained otherwise, even if the Indenture Trustee accepts the first offer received and does not offer the Collateral to more than one offeree, so long as such sale is conducted in a commercially reasonable manner. Each of the Issuer and the Noteholders hereby agree that in respect of any sale of the Collateral pursuant to the terms hereof, the Indenture Trustee is authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Law, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, and the Issuer and the Noteholders further agree that such compliance shall not, in and of its self, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Indenture Trustee be liable or accountable to the Issuer or any Noteholders for any discount allowed by reason of the fact that the Collateral or any part thereof is sold in compliance with any such limitation or restriction.

Section 5.05 Optional Preservation of the Assets.  If the Notes have been declared to be immediately due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Collateral.  It is the desire of the parties hereto and the Secured Parties that there be at all times sufficient funds for the payment of principal of and interest on the Notes and payment of any amounts due under the Hedge Agreements (including any termination payments and any other amounts owed thereunder), and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral.  In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain (at the expense of the Issuer) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

Section 5.06 Limitation of Suits.  No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

Execution Version

(i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii) the Majority Noteholders have consented to or made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(iv) the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v) no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Majority Noteholders.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Secured Party or to obtain or to seek to obtain priority or preference over any other Secured Party, or to enforce any right under this Indenture, except in the manner herein provided.

Section 5.07 Unconditional Rights of Hedge Counterparties and Noteholders to Receive Principal, Interest and Payments of Other Obligations.  Notwithstanding any other provisions in this Indenture, (a) the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date), (b) each Hedge Counterparty shall have the right, which is absolute and unconditional, to receive payment of any obligations of the Issuer under the Hedge Agreements (including the termination amounts and any other amounts owed thereunder) on or after the respective due dates thereof expressed in the applicable Hedge Agreement or in this Indenture, and (c) each Noteholder and Hedge Counterparty shall have the right to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder or the Hedge Counterparties.

Section 5.08 Restoration of Rights and Remedies.  If the Indenture Trustee, any Noteholder or any Hedge Counterparty has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, to such Noteholder or to such Hedge Counterparty, then and in every such case the Issuer, the Indenture Trustee, the Noteholders and the Hedge Counterparties shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Noteholders and the Hedge Counterparties shall continue as though no such Proceeding had been instituted.

Section 5.09 Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Indenture Trustee, to the Noteholders or to the Hedge Counterparties is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at Law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Execution Version

Section 5.10 Delay or Omission Not a Waiver.  No delay or omission of the Indenture Trustee, any Holder of any Note or any Hedge Counterparty to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein.  Every right and remedy given by this Article V or by Law to the Indenture Trustee, to the Noteholders or to the Hedge Counterparties may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, by the Noteholders or by the Hedge Counterparties, as the case may be.

Section 5.11 Control by Noteholders.  The Majority Noteholders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(i) such direction shall not be in conflict with any rule of Law or with this Indenture;

(ii) such rights shall be subject to the express terms of Section 5.04(a)(v);

(iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Collateral pursuant to such Section, then any written direction to the Indenture Trustee by Holders of Notes representing less than one-hundred percent (100%) of the Outstanding Principal Balance of the Notes to sell or liquidate the Collateral shall be of no force and effect;

(iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction; and

(v) the Majority Noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might adversely affect the rights of any Noteholders not consenting to such action or the rights of any Hedge Counterparties.

Section 5.12 Waiver of Past Defaults.  Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Majority Noteholders may waive any past Default or Event of Default and its consequences except a Default or Event of Default (a) in payment of principal of or interest on any of the Notes, (b) arising under any Hedge Agreement, (c) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note, or (d) occurring as a result of an event specified in Section 5.01(a)(iv) or (v).  In the case of any such waiver, the Issuer, the Indenture Trustee, the Holders of the Notes and the Hedge Counterparties shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Execution Version

Upon any such waiver, such Default or Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 5.13 Undertaking for Costs.  All parties to this Indenture agree, and each Holder of a Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and reasonable expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by the Majority Noteholders or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

Section 5.14 Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension Law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such Law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but shall suffer and permit the execution of every such power as though no such Law had been enacted.

Section 5.15 Action on Notes or Hedge Agreements.  The Indenture Trustee's right to seek and recover judgment on the Notes, the Hedge Agreements or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture.  Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Noteholders or the Hedge Counterparties shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.  Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

Section 5.16 Performance and Enforcement of Certain Obligations.

Execution Version

(a) At the Manager's expense, the Issuer shall take all such lawful action as the Indenture Trustee, at the direction of the Majority Noteholders, shall request to compel or secure the performance and observance by the Manager of its obligations to the Issuer under or in connection with the Management Services Agreement or by the Seller, in all material respects, of its obligations under or in connection with the Asset Purchase Agreements, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Management Services Agreement and the Asset Purchase Agreements to the extent and in the manner reasonably directed by the Indenture Trustee, at the direction of the Majority Noteholders, including the transmission of notices of default under the Management Services Agreement on the part of the Manager thereunder, claims for indemnification by the Issuer against the Seller under any Asset Purchase Agreement and the institution of legal or administrative actions or proceedings to compel or secure performance by the Manager of its obligations under the Management Services Agreement and by the Seller of its obligations under the Asset Purchase Agreements.

(b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of the Majority Noteholders shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Manager under or in connection with the Management Services Agreement, or against the Seller under or in connection with the Asset Purchase Agreements, including the right or power to take any action to compel or secure performance or observance by the Manager, of its obligations to the Issuer under the Management Services Agreement or by the Seller, of its obligations to the Issuer under the Asset Purchase Agreements, and to give any consent, request, notice, direction, approval, extension or waiver under the Management Services Agreement or the Asset Purchase Agreements or the other Basic Documents, as the case may be, and any right of the Issuer to take such action shall be suspended.

Section 5.17 Aron IM Collateral.  Notwithstanding anything in this Indenture or in any other Basic Document (other than the Aron Hedge Agreement) to the contrary, the parties hereto and, by their acceptance of the benefits of this Indenture and the other Basic Documents, the other Secured Parties, hereby acknowledge and agree that, subject to the terms of the Aron Hedge Agreement, the Issuer (or the Manager, on behalf of the Issuer) may at any time, and without prior notice to or consent of any Person (including, but not limited to, the Indenture Trustee), distribute or otherwise transfer (or require the Indenture Trustee to so distribute or transfer) the Aron IM Collateral directly to any of the Issuer's direct or indirect parent companies or as the Manager may otherwise direct, it being acknowledged and agreed that the Aron IM Collateral does not constitute "Collateral", "Collections" or "Available Funds" for purposes of this Indenture and the other Basic Documents (except that the Aron IM Collateral will constitute "Collateral" under the Aron Hedge Agreement), and any distribution or transfer thereof is not subject to the terms of this Indenture or the other Basic Documents (other than the Aron Hedge Agreement), including, without limitation, Section 8.06 of this Indenture.

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.01 Duties of Indenture Trustee.

Execution Version

(a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(b) Except (i) as directed in writing by the Majority Noteholders, or any other percentage of Noteholders required hereby, the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Basic Documents to which it is a party and (ii) during the continuation of an Event of Default, no implied covenants or obligations shall be read into this Indenture or such other Basic Documents against the Indenture Trustee.  In the absence of gross negligence or willful misconduct on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, in the case of certificates or opinions specifically required by any provision of this Indenture to be furnished to it, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c) The Indenture Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by the Indenture Trustee unless it is proved that the Indenture Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

(d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to this Section 6.01 and Section 6.02.

(e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f) Money held on behalf of the Noteholders by the Indenture Trustee need not be segregated from other funds except to the extent required by Law or the terms of this Indenture or the Management Services Agreement.

(g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the performance of, any of the obligations of the Manager or the Back-Up Manager under this Indenture or the Basic Documents.

Execution Version

(h) The Indenture Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof or otherwise to monitor the perfection, continuation of perfection or the sufficiency or validity of any security interest related to the Collateral, (ii) to see to any insurance or (iii) subject to the other provisions of this Indenture and the Basic Documents, to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral.

(i) The Indenture Trustee shall not be charged with knowledge of any Material Event or breach of representation or warranty unless either (1) a Responsible Officer of the Indenture Trustee shall have actual knowledge of such Default, Event of Default or breach of representation or warranty or (2) written notice of such Default, Event of Default or breach of representation or warranty shall have been given to a Responsible Officer of the Indenture Trustee in accordance with the provisions of this Indenture.  For the avoidance of doubt, receipt by the Indenture Trustee of a Payment Date Report shall not constitute actual knowledge of any breach of representation or warranty.

Section 6.02 Rights of Indenture Trustee.

(a) The Indenture Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person.

(b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate of the Issuer or an Opinion of Counsel.  The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate of the Issuer or Opinion of Counsel.

(c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed absent gross negligence or willful misconduct by it hereunder.

(d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Indenture Trustee's conduct does not constitute willful misconduct or gross negligence.

(e) The Indenture Trustee may consult with counsel (which may be counsel to the Issuer, the Noteholders and/or Hedge Counterparties), accountants and other experts of its own selection, and the advice or opinion of such counsel, accountants and other experts with respect to legal or other matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel, accountants and other experts.

Execution Version

(f) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto or to honor the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the reasonable costs, expenses, disbursements, advances and liabilities which might be incurred by it, its agents and its counsel in compliance with such request or direction.

(g) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (including electronic communications), unless requested in writing to do so by the Holders of Notes representing at least 25% of the aggregate principal amount of the Notes outstanding; provided that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity satisfactory to the Indenture Trustee in its reasonable discretion against such cost, expense or liability as a condition to taking any such action.

(h) The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture or any other Basic Document to which it is a party shall not be construed as a duty or obligation, and the Indenture Trustee shall not be answerable under this Indenture or any other Basic Document to which it is a party for anything other than its gross negligence or willful misconduct in the performance of such act

(i) The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and each agent, custodian and other Person engaged by the Indenture Trustee to act hereunder. In connection with its actions under any other Basic Document to which it is a party, the Indenture Trustee shall also be afforded all of the rights, privileges, protections, immunities and benefits given to it herein, including, without limitation, its right to be indemnified, as if set forth in full therein, mutatis mutandis.

(j) In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, epidemics, pandemics or quarantines, loss or malfunctions of utilities, communications or computer (hardware or software) systems and services, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that the Indenture Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Execution Version

(k) In no event shall the Indenture Trustee be liable for (i) special, consequential, indirect or punitive damages (including lost profits), (ii) the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories and (iii) the acts or omissions of brokers or dealers even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) In no event shall the Indenture Trustee be liable for the failure to perform its duties hereunder if such failure is a direct or proximate result of another party's failure to perform its obligations hereunder.

(m) As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Indenture Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by a Responsible Officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Indenture Trustee for any action taken or omitted to be taken by it in good faith reliance thereon.

(n) Any Opinion of Counsel requested by the Indenture Trustee shall be an expense of the party requesting the Indenture Trustee to act or refrain from acting or otherwise shall be an expense of the Issuer.

(o) The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian, (ii) using Affiliates to effect transactions in certain investments (if directed) and (iii) effecting transactions in certain investments (if directed). Such compensation shall not be considered an amount that is reimbursable or payable to the Indenture Trustee as part of the compensation hereunder.

(p) Neither the Indenture Trustee nor the Issuer shall be responsible for the acts or omissions of the other, it being understood that this Indenture shall not be construed to render them partners, joint venturers or agents (unless expressly set forth herein) of one another.

(q) The Indenture Trustee shall not have any obligation or liability to take any action or to refrain from taking any action hereunder that requires written direction in the absence of such written direction as provided hereunder.

(r) The Indenture Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder.

(s) The Indenture Trustee may, from time to time, request that the Issuer deliver a certificate (upon which the Indenture Trustee may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or any other Basic Document together with a specimen signature of such authorized officers; provided, however, that from time to time, the Issuer may, by delivering to the Indenture Trustee a revised certificate, change the information previously provided by it pursuant to this Section 6.02(s), but the Indenture Trustee shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate.

Execution Version

(t) Except for notices, reports and other documents expressly required to be furnished to the Holders or the Hedge Counterparties by the Indenture Trustee hereunder, the Indenture Trustee shall not have any duty or responsibility to provide any Holder with any information concerning the transaction contemplated hereby, the Issuer, the servicer or any other parties to any other Basic Document which may come into the possession of the Indenture Trustee or any of its officers, directors, employees, representatives or attorneys in fact.

(u) If at any time the Indenture Trustee is served with any arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process which in any way affects this Indenture, the Notes, the Collateral or any part thereof or funds held by it (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions), it shall be authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Indenture Trustee complies with any such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process, the Indenture Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, award, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(v) Notwithstanding anything to the contrary herein, the Indenture Trustee shall not have any obligation to (i) calculate the Benchmark (and the Indenture Trustee shall be able to rely conclusively upon any Benchmark calculation provided to it in any Payment Date Report or other document required by a Basic Document) or (ii) monitor the occurrence of any Benchmark Transition Event, the cessation of USD LIBOR or the cessation of any other Benchmark.

Section 6.03 Individual Rights of Indenture Trustee.  The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee.  Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

Section 6.04 Indenture Trustee's Disclaimer.  The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

Section 6.05 Notice of Material Events.  Unless provided by Issuer (or the Manager on its behalf) on an earlier date, if a Material Event occurs and is continuing and if it is actually known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder, each Hedge Counterparty and the Back-Up Manager notice of the Material Event within five (5) days after receipt of such actual knowledge.

Execution Version

Section 6.06 Reports by Indenture Trustee.  The Indenture Trustee shall make available within a reasonable period of time after the end of each calendar year to each Noteholder and each Hedge Counterparty such information furnished to the Indenture Trustee as may be required to enable such Holder or such Hedge Counterparty to prepare its federal and state income tax returns.  On or before each Payment Date, the Indenture Trustee shall post a copy of the statement or statements provided to the Indenture Trustee pursuant to Section 8.08 hereof with respect to the applicable Payment Date on its internet website promptly following its receipt thereof, for the benefit of the Noteholders, the Back-Up Manager and the Hedge Counterparties, and upon written request provide a copy thereof to each Hedge Counterparty and the Back-Up Manager.  The Indenture Trustee shall post copies of the items provided to the Indenture Trustee pursuant to Section 7.01 hereof and the Reserve Report provided pursuant to Section 8.05 hereof on its internet website promptly following its receipt thereof, for the benefit of the Noteholders, the Back-Up Manager, and the Hedge Counterparties, and upon written request provide a copy thereof to each Noteholder, the Back-Up Manager, and each Hedge Counterparty.  The Indenture Trustee's internet website shall initially be located at "www.debtx.com".  The Indenture Trustee may change the way the statements and information are posted or distributed in order to make such distribution more convenient and/or accessible for such Noteholders, the Back-Up Manager and the Hedge Counterparties and the Indenture Trustee shall provide on the website timely and adequate notification to all parties regarding any such change. As currently configured, the Indenture Trustee's website will automatically issue an email notification to any Noteholder, the Back-Up Manager and each Hedge Counterparty who has registered its email address with the Indenture Trustee of any posting of information to such website.  Promptly after each Closing Date, the Indenture Trustee will send by email a registration link for such website to the email address of each Noteholder with an email address listed on Schedule B to the related Note Purchase Agreement, the Back-Up Manager and each Hedge Counterparty. Each Noteholder, the Back-Up Manager and each Hedge Counterparty shall be responsible for its own registration for such website and the Indenture Trustee shall not have any obligation to monitor any Noteholder's, Bank-Up Manager's or Hedge Counterparty's registration status.  The Indenture Trustee shall not have any liability in connection with its website failing to automatically deliver the email notifications referenced in this Section 6.06 absent gross negligence or willful misconduct on its part.

Section 6.07 Compensation and Indemnity.  The Issuer shall, or shall cause the Manager to, pursuant to the Management Services Agreement, pay to the Indenture Trustee from time to time reasonable compensation for its services as agreed between the Issuer and the Indenture Trustee in writing from time to time.  The Indenture Trustee's compensation shall not be limited by any Law on compensation of a trustee of an express trust.  The Issuer shall, or shall cause the Manager to, reimburse the Indenture Trustee for all reasonable and documented out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable and documented compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts; provided, that, reimbursement for expenses and disbursements of any legal counsel to the Indenture Trustee may be subject to any limitations separately agreed upon in writing before the date hereof between the Manager and the Indenture Trustee.  The Issuer shall, or shall cause the Manager to, pursuant to the Management Services Agreement, indemnify the Indenture Trustee for, and hold it and its officers, directors, employees, representatives and agents harmless against any and all loss, liability, claim, damage or expense (including reasonable and documented legal and consulting fees and expenses and including, without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought) by the Indenture Trustee of any indemnification or other obligation of the Issuer or the Manager) incurred by it in connection with the administration of this Indenture and the performance of its duties hereunder, including with respect to any Environmental Liabilities, compliance with Environmental Laws and the generation, use, presence or release of Hydrocarbons or Hazardous Substances.  The Indenture Trustee shall, to the extent practicable and not prohibited by court order or other operation of law, notify the Issuer, the Back-Up Manager and the Manager promptly of any claim of which the Indenture Trustee has received written notice for which it may seek indemnity.  Failure by the Indenture Trustee to so notify the Issuer and the Manager shall not relieve the Issuer or the Manager of its obligations hereunder.  The Issuer shall, or shall cause the Manager to, defend any such claim, and the Indenture Trustee may have separate counsel in connection with the defense of any such claim and the Issuer shall, or shall cause the Manager to, pay the fees and expenses of such counsel.  Neither the Issuer nor the Manager need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct or gross negligence.

Execution Version

The Issuer's payment obligations to the Indenture Trustee pursuant to this Section shall survive the resignation or removal of the Indenture Trustee and the discharge of this Indenture.  When the Indenture Trustee incurs fees or expenses after the occurrence of a Default specified in Section 5.01(a)(iv) or (a)(v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar Law.

Section 6.08 Replacement of Indenture Trustee.  No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08.  The Indenture Trustee may resign at any time with thirty days' prior written notice by so notifying the Issuer (with a copy to the Noteholders, the Back-Up Manager and each Hedge Counterparty).  The Majority Noteholders may remove the Indenture Trustee with 30 days' prior written notice by so notifying the Indenture Trustee, the Hedge Counterparties, the Back-Up Manager and Holdings and may appoint a successor Indenture Trustee.  The Issuer shall remove the Indenture Trustee if:

(i) the Indenture Trustee fails to comply with Section 6.11;

(ii) the Indenture Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv) the Indenture Trustee otherwise becomes incapable of acting.

Execution Version

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee, acceptable to the Majority Noteholders and the Hedge Counterparties, and shall notify Holdings and the Back-Up Manager of such appointment.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Issuer, the Majority Noteholders, the Back-Up Manager and each Hedge Counterparty.  Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture.  The successor Indenture Trustee shall mail a notice of its succession to Noteholders and the Hedge Counterparties.  The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within thirty (30) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Majority Noteholders may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder or any Hedge Counterparty may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.08, the Issuer's and the Manager's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

Section 6.09 Successor Indenture Trustee by Merger.  If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11.  The Indenture Trustee shall provide Holdings and the Back-Up Manager with prior written notice of any such transaction.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

Execution Version

Section 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Issuer, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and each Hedge Counterparty, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

(b) Every separate trustee and co-trustee shall, to the extent permitted by Law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any Law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee.  Every such instrument shall be filed with the Indenture Trustee.

Execution Version

(d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by Law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by Law, without the appointment of a new or successor trustee.

Section 6.11 Eligibility; Disqualification.  The Indenture Trustee shall have a combined capital and surplus of at least $300,000,000 as set forth in its most recent published annual report of condition, and the time deposits of the Indenture Trustee shall be rated at least BBB (or equivalent) by one of the Rating Agencies.

Section 6.12 Representations and Warranties of the Indenture Trustee.  The Indenture Trustee hereby makes the following representations and warranties on which the Issuer, the Noteholders and the Hedge Counterparties shall rely:

(a) the Indenture Trustee is a national banking association duly organized and validly existing under the Laws of the jurisdiction of its formation;

(b) the Indenture Trustee has full power, authority and legal right to execute, deliver, and perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;

(c) the execution, delivery and performance by the Indenture Trustee of this Indenture (i) shall not violate any provision of any Law or regulation governing the banking and trust powers of the Indenture Trustee or any order, writ, judgment or decree of any court, arbitrator, or governmental authority applicable to the Indenture Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the Indenture Trustee and (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Collateral pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Indenture Trustee's performance or ability to perform its duties under this Indenture or on the transactions contemplated in this Indenture;

(d) no consent, license, approval or authorization of, or filing or registration with, any governmental authority, bureau or agency is required to be obtained that has not been obtained by the Indenture Trustee in connection with the execution, delivery or performance by the Indenture Trustee of the Basic Documents; and

(e) this Indenture has been duly executed and delivered by the Indenture Trustee and constitutes the legal, valid and binding agreement of the Indenture Trustee, enforceable in accordance with its terms.

ARTICLE VII

INFORMATION REGARDING THE ISSUER

Execution Version

Section 7.01 Financial and Business Information.

(a) Annual Statements - The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee (with a copy to the Back-Up Manager), within one hundred and twenty (120) days after the end of each fiscal year of the Issuer, commencing with the fiscal year ended December 31, 2022 (i) duplicate copies of the audited consolidated financial statements of the Parent and its consolidated subsidiaries by an independent public accountant and (ii) duplicate unaudited financial statements of the Issuer; provided, that upon receipt of such audited consolidated financial statements and unaudited financial statements, respectively, the Indenture Trustee shall promptly make them available to Noteholders and the Hedge Counterparties on the Indenture Trustee's internet website.

(b) Quarterly Statements - The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee (with a copy to the Back-Up Manager), within ninety (90) days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Issuer, commencing with the fiscal quarter of the Issuer ending September 30, 2022, duplicate copies of the following reports; provided that upon receipt of such reports, the Indenture Trustee shall promptly make them available to Noteholders and the Hedge Counterparties on the Indenture Trustee's internet website:

(i) (x) an unaudited consolidated balance sheet of the Parent and its consolidated subsidiaries as at the end of such quarter and (y) an unaudited balance sheet of the Issuer as at the end of such quarter, and

(ii) unaudited consolidated statements of income, changes in shareholders' equity and cash flows of the Parent and its consolidated subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, in each case setting forth, starting with the fiscal quarter ending September 30, 2022, in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with the applicable Accounting Standard applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Parent as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

(c) Notice of Material Events - The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee, each Noteholder, the Back-Up Manager and each Hedge Counterparty promptly, and in any event within three (3) Business Days after any Alpine Party has obtained Knowledge of the existence of (i) any Material Event,  (ii) any material breach or default of the Issuer under any Basic Document to which it is a party, (iii) any event that could reasonably be expected to cause a Material Adverse Effect or (iv) information that any Person has given any notice or taken any action with respect to a claimed default hereunder, an Officer's Certificate specifying the nature and period of existence and what action the Issuer is taking or proposes to take with respect thereto.  The Issuer shall, at the Issuer's expense (in accordance with Section 8.06(i) or Section 8.06(ii), as applicable), promptly provide the Indenture Trustee, the Majority Noteholders, each Hedge Counterparty and the Manager (or Back-Up Manager) with such additional information as any such party may reasonably request from time to time in connection with the matters so reported, and the actions so taken or contemplated to be taken.

Execution Version

(d) Notices from Governmental Body - The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee, each Noteholder, the Back-Up Manager and each Hedge Counterparty promptly, and in any event within ten (10) days of receipt thereof, copies of any material notice to the Issuer from any Governmental Body relating to any order, ruling, statute or other Law or regulation.

(e) Notices under Material Agreements - The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee, each Noteholder, the Back-Up Manager and each Hedge Counterparty promptly, and in any event within ten (10) days after delivery or receipt by the Issuer, copies of all notices of termination, default or event of default, suspension of performance or any force majeure event given or received pursuant to or in respect of any material agreement to which it is a party or any other material notices or documents given or received pursuant to or in respect of any material agreement to which it is a party.

(f) Payment Date Compliance Certificates - On or before the second (2nd) Business Day prior to each Payment Date, the Issuer shall deliver to the Indenture Trustee, each Hedge Counterparty and the Back-Up Manager, an Officer's Certificate to the effect that, except as provided in a notice delivered pursuant to Section 7.01(c), no potential Rapid Amortization Event or Rapid Amortization Event, no potential Manager Termination Event or Manager Termination Event, no Default or Event of Default has occurred and is continuing (each, a "Payment Date Compliance Certificate").

Section 7.02 Visitation.

(a) If no Default, Manager Termination Event or Event of Default then exists, the Issuer shall permit the representatives of each Noteholder that is an Institutional Investor, to visit and inspect the offices or properties of the Issuer, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts, all at such times as may be reasonably requested and as often as may be requested, all at such reasonable times and as often as may be reasonably requested in writing.

(b) If a Default, Manager Termination Event or Event of Default exists, the Issuer shall permit the representatives of each Noteholder that is an Institutional Investor, at the expense of the Issuer, upon reasonable prior notice, to visit and inspect the offices or properties of the Issuer, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts, all at such times as may be reasonably requested and as often as may be requested.

(c) Any visits contemplated by Section 7.02(a) shall be at the expense of the requesting party, provided that the Issuer shall reimburse the reasonable travel expenses of any Noteholder and its Affiliates (together as a group) up to $15,000 per calendar year.  If a Default or Event of Default exists, any visits contemplated by this Section 7.02 shall be at the sole expense of the Issuer and not limited in number.

Execution Version

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01 Deposit of Collections.  The Issuer, or the Manager on its behalf, shall direct that all payments with respect to the Wellbore Interests (net of Applicable Deductions) and all payments received by the Issuer under the Hedge Agreements be transferred to the Collection Account in accordance with the terms of the Joint Operating Agreement and the Management Services Agreement.  Notwithstanding anything contained herein to the contrary, the Indenture Trustee and the Paying Agent shall be authorized to accept instructions (which shall be in writing) from the Manager on behalf of the Issuer on a daily basis regarding withdrawals or order transfers of funds from the Collection Account, to the extent such funds have been mistakenly deposited into the Collection Account (including without limitation funds representing amounts due and payable on wells not part of the Wellbore Interests).  In the case of any withdrawal or transfer pursuant to the foregoing sentence, the Manager, on behalf of the Issuer, shall provide the Hedge Counterparties, the Indenture Trustee, the Back-Up Manager and the Paying Agent with notice of such withdrawal or transfer, together with reasonable supporting details regarding such withdrawal or transfer and the mistaken deposit related thereto, on such date of withdrawal to be delivered by the Manager, on behalf of the Issuer (or in such earlier written notice as may be required by the Indenture Trustee from the Manager, on behalf of the Issuer, from time to time).  Notwithstanding anything therein to the contrary, the Indenture Trustee and the Paying Agent shall be entitled to make withdrawals or order transfers of funds from the Collection Account, in the amount of all reasonable out-of-pocket costs and expenses incurred by the Indenture Trustee or the Paying Agent in connection with any misdirected funds described in the second foregoing sentence.

Section 8.02 Establishment of Accounts.

(a) The Issuer, for the benefit of the Secured Parties, shall cause to be established and maintained with the Securities Intermediary a non-interest bearing trust account on behalf of the Indenture Trustee and in the name of the Indenture Trustee an Eligible Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties.

(i) The Issuer shall cause HB2 to (A) establish and maintain the HB2 Segregated Account with Bank7, and (B) enter into the HB2 DACA.

(ii) The Issuer, for the benefit of the Secured Parties, shall cause to be established and maintained with the Securities Intermediary a non-interest bearing trust account on behalf of the Indenture Trustee and in the name of the Indenture Trustee an Eligible Account (the "Interest Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties.

(iii) Reserved.

(iv) Reserved.

(v) Reserved.

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(b) Funds on deposit in each of (i) the Collection Account, and (ii) the Interest Reserve Account (collectively the "Issuer Accounts") shall be invested by the Securities Intermediary on behalf of the Indenture Trustee in Permitted Investments as directed in writing by the Manager.  In the absence of written direction from the Manager, such funds shall remain uninvested.  All such Permitted Investments shall be held by the Securities Intermediary on behalf of the Indenture Trustee for the benefit of the Secured Parties; provided, that on each Payment Determination Date all interest and other Investment Earnings on funds on deposit in the Issuer Accounts shall be deposited into the Collection Account and shall be deemed to constitute a portion of Available Funds for the related Payment Date.  Other than as permitted by the Majority Noteholders, funds on deposit in the Issuer Accounts shall be invested in Permitted Investments that will mature (A) not later than the Business Day immediately preceding the next Payment Date or (B) on or before 10:00 a.m. on such next Payment Date if such investment is held in the corporate trust department of the institution with which the Issuer Accounts are then maintained and is invested either (i) in a time deposit of the Indenture Trustee with a credit rating in one of the generic rating categories that signifies investment grade of at least one of the Rating Agencies (such account being maintained within the corporate trust department of the Indenture Trustee), or (ii) in the Indenture Trustee's common trust fund so long as such fund has a credit rating in one of the generic rating categories that signifies investment grade of at least one of the Rating Agencies; and provided that Permitted Investments shall be available for redemption and use by the Indenture Trustee on the relevant Payment Date.  In no event shall the Indenture Trustee be held liable for investment losses in Permitted Investments pursuant to this Section 8.02(b), except to the extent it is acting separately in its capacity as obligor thereunder.

(c) (i) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Issuer Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Collateral.  The Issuer Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Secured Parties.  If, at any time, any of the Issuer Accounts ceases to be an Eligible Account, the Paying Agent on behalf of the Indenture Trustee shall within 10 Business Days (or such longer period, not to exceed 30 calendar days with the prior written consent of the Majority Noteholders) establish a new Issuer Account as an Eligible Account and shall transfer any cash and/or any investments to such new Issuer Account.  The Indenture Trustee, Paying Agent or the other Person holding the Issuer Accounts as provided in this Section 8.02(c)(i) shall be the "Securities Intermediary." On the date hereof, the Securities Intermediary is the Indenture Trustee.  If the Securities Intermediary shall be a Person other than the Indenture Trustee or the Paying Agent on its behalf, the Manager shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 8.02.

(ii) The Securities Intermediary agrees, by its acceptance hereof, that:

(A) The Issuer Accounts are "securities accounts" within the meaning of Section 8-501 of the New York UCC and are accounts to which Financial Assets will be credited.

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(B) All securities or other property underlying any Financial Assets credited to the Issuer Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any of the Issuer Accounts be registered in the name of the Issuer or the Manager, payable to the order of the Issuer or the Manager or specially indorsed to the Manager or Holdings except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

(C) All property delivered to the Securities Intermediary pursuant to this Indenture will be promptly credited to the appropriate Issuer Account.

(D) Each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to an Issuer Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the New York UCC.

(E) If at any time the Securities Intermediary shall receive any order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Issuer Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Issuer, the Manager or any other Person.

(F) The Issuer Accounts shall be governed by the Laws of the State of New York, regardless of any provision in any other agreement.  For purposes of the UCC, New York shall be deemed to be the Securities Intermediary's jurisdiction and the Issuer Accounts (as well as the securities entitlements (as defined in Section 8-102(a)(17) of the UCC) related thereto) shall be governed by the Laws of the State of New York.

(G) The Securities Intermediary has not entered into, and until the termination of this Indenture will not enter into, any agreement with any other person relating to the Issuer Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other person and the Securities Intermediary has not entered into, and until the termination of this Indenture will not enter into, any agreement with the Issuer, the Manager or the Indenture Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 8.02(c)(ii)(E) hereof.

(H) Except for the claims and interest of the Indenture Trustee and of the Issuer in the Issuer Accounts, the Securities Intermediary knows of no claim to, or interest in, the Issuer Accounts or in any Financial Asset credited thereto.  If any other person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Issuer Accounts or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Indenture Trustee, the Manager and the Issuer thereof.

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(I) The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Issuer Accounts and/or any Issuer Account Property simultaneously to each of the Manager and the Indenture Trustee.

(J) The Securities Intermediary shall be a corporation or national bank that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder.  The Securities Intermediary (1) shall not be an Affiliate of the Issuer, (2) shall have a combined capital and surplus of at least U.S. $300,000,000, (3) shall be subject to supervision or examination by United States federal or state authority, and (4) shall have a rating of at least "Baa1" by Moody's, "BBB+" by Standard & Poor's, and "BBB" by Fitch (if such entity is rated by Fitch).

(K) The Securities Intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to any Issuer Account.

(L) The Securities Intermediary shall not change the name or the account number of any Issuer Account without the prior written consent of the Indenture Trustee (acting at the written direction of the Majority Noteholders).

(M) The Securities Intermediary shall not be a party to any agreement that is inconsistent with this Indenture, or that limits or conditions any of its obligations under this Indenture.  The Securities Intermediary shall not take any action inconsistent with the provisions of this Indenture applicable to it.

(N) Each item of property credited to each Issuer Account shall not be subject to, and the Securities Intermediary hereby waives, any security interest, lien, claim, encumbrance, or right of setoff in favor of the Securities Intermediary or anyone claiming through the Securities Intermediary (other than the Indenture Trustee).

(O) For purposes of Article 8 of the UCC, the jurisdiction of the Securities Intermediary with respect to the Collateral shall be the State of New York.

(P) It is the intent of the Indenture Trustee and the Issuer that each Issuer Account shall be a securities account on behalf of the Indenture Trustee for the benefit of the Secured Parties and not an account of the Issuer.

Execution Version

(iii) The Manager shall have the power to instruct the Paying Agent on behalf of the Indenture Trustee in writing to make withdrawals and payments from the Issuer Accounts for the purpose of permitting the Manager to carry out its respective duties under the Management Services Agreement or hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture; provided that the Indenture Trustee shall have no responsibility for monitoring the Manager's duties and shall rely exclusively on such written direction to determine if a withdrawal or payment should be made.

Section 8.03 Collection of Money.  Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture.  The Indenture Trustee shall apply all such money received by it as provided in this Indenture.  Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings.  Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.04 Reserved.

Section 8.05 Reserve Reports.  The Issuer shall be required to deliver, or to cause the Manager to deliver, to the Indenture Trustee and the Back-Up Manager an updated Reserve Report within ninety (90) days following each June 30 and December 31, commencing June 30, 2022, and, to the extent the Issuer, or the Manager on the Issuer's behalf, in its discretion obtains an updated Reserve Report prior to any otherwise scheduled annually updated Reserve Report, the Issuer, or the Manager on the Issuer's behalf, shall be required to deliver each such updated Reserve Report to such persons promptly upon its receipt thereof.  The Reserve Report shall be prepared by or under the supervision of the Chief Financial Officer (or similarly titled position) of the Manager, who shall certify such Reserve Report to have been prepared, in all material respects, in accordance with the procedures used in the immediately preceding Reserve Report (and, with respect to the first Reserve Report delivered by the Issuer under this Indenture, the APA Reserve Report).  With the delivery of each Reserve Report other than the APA Reserve Report, the Issuer shall provide to the Indenture Trustee and the Back-Up Manager a certificate from a Responsible Officer of the Manager certifying that in all material respects (a) the information delivered by the Issuer to the applicable engineer for use in preparing such Reserve Report is true and correct, (b) the Issuer owns good and defensible title by, through, and under the Issuer to the Wellbore Interests evaluated in such Reserve Report, (c) such Wellbore Interests are free of all Liens by, through, and under the Issuer except for Permitted Liens and (d) that, to the extent there has been a change in the Net Revenue Interest (as defined in the applicable Asset Purchase Agreement) or Working Interest (as defined in the applicable Asset Purchase Agreement), that change is identified in an exhibit to the certificate.  With the delivery of each Reserve Report other than the APA Reserve Report, the Issuer shall provide to the Indenture Trustee and the Back-Up Manager a report that shows any change, set forth to the fourth decimal place, in the Net Revenue Interest (as defined in the applicable Asset Purchase Agreement) relating to the prior year or Working Interest (as defined in the applicable Asset Purchase Agreement) relating to the prior year with respect to any Well from the Net Revenue Interest or Working Interest provided in the previous Reserve Report, and except to the extent already included in a report under this Section 8.05.  The Indenture Trustee shall promptly make any such Reserve Reports, certificates and other reports delivered pursuant to this Section 8.05 available to the Noteholders and the Hedge Counterparties by posting any such Reserve Report or other reports delivered pursuant to this Section 8.05 to its internet website referenced in Section 6.06 hereof.

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Section 8.06 Distributions.

(i) Except as otherwise provided in clause (ii) below, on each Payment Date, the Issuer, or the Manager on the Issuer's behalf, shall instruct the Paying Agent on behalf of the Indenture Trustee in writing (based solely on the information contained in the Payment Date Report delivered on the related Payment Determination Date pursuant to Section 8.08) to apply all Available Funds for payments of the following amounts in the following order of priority:

(A) first, pro rata and pari passu, (1) to the Indenture Trustee, (x) the Indenture Trustee's fees with respect to such Payment Date and any accrued and unpaid fees of the Indenture Trustee with respect to prior Payment Dates, plus (y) any Administrative Expenses payable to the Indenture Trustee; provided, that, in no event shall the cumulative aggregate amount paid to the Indenture Trustee pursuant to the immediately preceding clause (1) exceed $150,000 in any calendar year; provided, that any amounts in excess of $150,000 which are unpaid pursuant to the cap herein or pursuant to Section 8.06(i)(H) shall remain due and owing to the Indenture Trustee and payable in the following year and each subsequent year thereafter until repaid in full; provided, further, that following the occurrence and during the continuance of an Event of Default, no such cap shall apply, and (2) to the Back-Up Manager, the Back-Up Management Fee for such Payment Date and any accrued and unpaid Back-Up Management Fees with respect to prior Payment Dates, plus any Administrative Expenses payable to the Back-Up Manager; provided, that, in no event shall the cumulative aggregate amount paid pursuant to the immediately preceding clause (2) exceed (i) $200,000 in any calendar year during which the Back-Up Manager does not perform any Warm Back-Up Management Duties (as defined in the Back-Up Management Agreement) or Hot Back-Up Management Duties (as defined in the Back-Up Management Agreement) (provided, that any amounts in excess of $200,000 which are unpaid pursuant to the cap herein or pursuant to Section 8.06(i)(H) shall remain due and owing to the Back-Up Manager and payable in the following year and each subsequent year thereafter until repaid in full), (ii) $750,000 in any calendar year during which the Back-Up Manager does not perform any Hot Back-Up Management Duties but does perform Warm Back-Up Management Duties (provided, that any amounts in excess of $750,000 which are unpaid pursuant to the cap herein or pursuant to Section 8.06(i)(H) shall remain due and owing to the Back-Up Manager and payable in the following year and each subsequent year thereafter until repaid in full), and (iii) $1,250,000 in any calendar year during which the Back-Up Manager does perform Hot Back-Up Management Duties (provided, that any amounts in excess of $1,250,000 which are unpaid pursuant to the cap herein or pursuant to Section 8.06(i)(H) shall remain due and owing to the Back-Up Manager and payable in the following year and each subsequent year thereafter until repaid in full); provided, however, that following the occurrence and during the continuance of an Event of Default, no such cap shall apply;

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(B) first, to pay Successor Manager Transition Expenses, if any, and second, to the Manager, the Management Fee with respect to such Payment Date and any accrued and unpaid Management Fees with respect to prior Payment Dates, plus any unpaid Administrative Expenses payable to the Manager; provided, that, in no event shall the cumulative aggregate amount paid to the Manager pursuant to this clause exceed $500,000 in any calendar year;

(C) pro rata and pari passu, (1) to the Hedge Counterparties, pro rata, (i) any net payments due and payable by the Issuer under the related Hedge Agreements (other than any breakage or termination amounts not referenced in clause (ii)) and (ii) any breakage or termination amounts due and payable by the Issuer as a result of the partial termination of a portion of the Hedge Agreements to comply with Section 4.28(b) and (2) to the Noteholders, pro rata, based on the amount of Note Interest payable to each Noteholder, the Note Interest payable on such Payment Date;

(D) to the Interest Reserve Account, the amount required to cause the balance in the Interest Reserve Account to equal the Interest Reserve Account Required Balance;

(E) pro rata and pari passu (1) to the Noteholders, pro rata, among each outstanding Tranche, based on the applicable Principal Distribution Amount with respect to each Tranche of Notes, and pro rata among the Noteholders in each Tranche of Notes, based on the Outstanding Principal Balance of such Notes, as payment of principal on the Notes, the applicable Principal Distribution Amount with respect to each Tranche of Notes and any Optional Redemption Price or any Excess Amounts (with respect to a partial redemption of the Notes) with respect to such Payment Date, and (2) to the Hedge Counterparties, pro rata, any breakage or termination amounts due and payable by the Issuer as a result of an event of default under Section 5(a)(i) (Failure to Pay) or Section 5(a)(vii) (Bankruptcy) of the applicable Hedge Agreement, in each case, where the Issuer is the "Defaulting Party" (as defined in the applicable Hedge Agreement);

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(F) if the then applicable Excess Allocation Percentage is 50%, then to the Noteholders, pro rata, among each outstanding Tranche, based on the Outstanding Principal Balance of each Tranche, and pro rata among the Noteholders in each Tranche of Notes, based on the Outstanding Principal Balance of such Notes, the Excess Amortization Amount with respect to such Payment Date;

(G) pro rata and pari passu (1) (a) if the then applicable Excess Allocation Percentage is 100%, then to the Noteholders, pro rata, among each outstanding Tranche, based on the Outstanding Principal Balance of each Tranche, and pro rata among the Noteholders in each Tranche of Notes, based on the Outstanding Principal Balance of such Notes, the lesser of (i) the Excess Amortization Amount (subject to the second proviso of the definition of such term) with respect to such Payment Date and (ii) the Outstanding Principal Balance of all outstanding Tranches or (b) if the then applicable Excess Allocation Percentage is not 100% and if such Payment Date is on or after the Initial Maturity Date of an outstanding Tranche, then to the Noteholders, pro rata, among each such outstanding Tranche, based on the Outstanding Principal Balance of each such outstanding Tranche, and pro rata among the Noteholders in each such outstanding Tranche, the Outstanding Principal Balance of each such outstanding Tranche, and (2) to the Hedge Counterparties, pro rata, any termination amounts due and payable by the Issuer under the related Hedge Agreements but not paid in accordance with clause (E) above;

(H) to the Indenture Trustee and the Back-Up Manager, any amounts owed but not paid in accordance with clause (A) above;

(I) to the Noteholders, pro rata, among each outstanding Tranche, based on the Outstanding Principal Balance of each Tranche, and pro rata among the Noteholders in each Tranche of Notes, based on the Outstanding Principal Balance of such Notes, any remaining amounts owed under the Basic Documents;

(J) pro rata and pari passu, (a) to the Manager, any amounts owed but not paid in accordance with clause (B) above and (b) to the Operators any unpaid Operating Expenses or other Property Costs, in each case, including amounts unpaid and owing from prior Payment Dates; and

(K) to the Issuer, any remaining Available Funds plus any amounts on deposit in the Interest Reserve Account in excess of the Interest Reserve Account Required Balance, in each case, free and clear of the lien of the Indenture; provided that, during the continuance of any event or condition that, with notice, the lapse of time, or both, would constitute a Rapid Amortization Event, any remaining amounts shall remain on deposit in the Collection Account or the Interest Reserve Account, as applicable, until such event or condition is cured, in each case, for application as Available Funds on the following Payment Date.

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(ii) On each Payment Date (a) as of which the Notes have been accelerated as a result of an Event of Default, (b) on which an Optional Redemption in whole of the Notes is scheduled to occur, (c) that is on or after the latest occurring Legal Final Maturity Date with respect to all Tranches of Notes, or (d) that is the Legal Final Maturity Date with respect to any Tranche of Notes the remaining Outstanding Principal Balance of which would not be redeemed in full if Available Funds were distributed pursuant to Section 8.06(i), in each case as specified solely in the Payment Date Report delivered on or before the related Payment Determination Date pursuant to Section 8.08, Available Funds and all amounts in the Collection Account and the Interest Reserve Account shall be distributed by the Paying Agent on behalf of the Indenture Trustee in the following order and priority of payments:

(A) all payments required and in the order required by Sections 8.06(i)(A), (B) and (C), in each case without giving effect to the provisos related to any fee or Administrative Expense caps stated therein;

(B) pro rata and pari passu, (A) to the Noteholders, pro rata, among each outstanding Tranche, based on the Outstanding Principal Balance of each Tranche, and pro rata among the Noteholders in each Tranche of Notes, based on the Outstanding Principal Balance of such Notes, the Outstanding Principal Balance of the Notes, plus, in the case of an Optional Redemption, the Make-Whole Amount, if any and (B) to the Hedge Counterparties, pro rata, any breakage or termination amounts or any other amounts due and payable by the Issuer to the Hedge Counterparties under the related Hedge Agreement;

(C) to the Noteholders, pro rata, among each outstanding Tranche, based on the Outstanding Principal Balance of each Tranche, and pro rata among the Noteholders in each Tranche of Notes, based on the Outstanding Principal Balance of such Notes any remaining amounts owed under the Basic Documents;

(D) pro rata and pari passu, (a) to the Indenture Trustee, the Back-Up Manager and the Manager, any amounts owed but not paid to such parties in accordance with clause (A) above and (b) to the Operators any Operating Expenses or other Property Costs, in each case, including amounts unpaid and owing from prior Payment Dates;

(E) to the Issuer, all remaining amounts, free and clear of the lien of the Indenture.

(iii) Notwithstanding the foregoing, (A) with respect to each Payment Date in which an Event of Default has not occurred and is continuing, if following the end of the related Collection Period the Available Funds on deposit in the Collection Account, as set forth in an Issuer Order delivered to the Indenture Trustee on or before the related Payment Determination Date, at least equals or exceeds the sum of the amounts, as set forth in such Issuer Order, required to be paid on the upcoming Payment Date pursuant to Section 8.06(i)(A) and Section 8.06(i)(B) and, as set forth in such Issuer Order, there are amounts available to be paid to the Hedge Counterparties on a pro rata basis pursuant to Section 8.06(i)(C), on the next Payment Date, upon Issuer Order, such pro rata amounts to be paid to the Hedge Counterparties pursuant to Section 8.06(i)(C) on the upcoming Payment Date, as set forth in such Issuer Order, shall be paid by the Indenture Trustee to the Hedge Counterparties in advance of such Payment Date in accordance with the Issuer Order or (B) with respect to each Payment Date in which an Event of Default has not occurred and is continuing, if following the end of the related Collection Period the Available Funds on deposit in the Collection Account, as set forth in an Issuer Order delivered to the Indenture Trustee on or before the related Payment Determination Date, at least equals or exceeds the sum of the amounts, as set forth in such Issuer Order, required to be paid on the upcoming Payment Date pursuant to Section 8.06(ii)(A) and, as set forth in such Issuer Order, there are amounts available to be paid to the Hedge Counterparties on a pro rata basis pursuant to Section 8.06(ii)(B), on the next Payment Date, upon Issuer Order, such pro rata amounts to be paid to the Hedge Counterparties pursuant to Section 8.06(ii)(B) on the upcoming Payment Date shall be paid by the Indenture Trustee to the Hedge Counterparties in advance of such Payment Date in accordance with the Issuer Order.

Execution Version

(iv) Notwithstanding the foregoing, if an Alpine Party other than the Issuer pays any amounts to the Issuer (i) pursuant to any indemnification obligation, or to cure any breach of contract, by any Alpine Party (other than the Issuer) under any Basic Document or (ii) under Section 5.11 of the applicable Asset Purchase Agreement, those amounts less, with respect to subclause (i), the sum of (A) any amounts paid or reasonably expected to be payable by the Issuer to any third parties in respect of matters that are the subject of the applicable indemnification obligation and (B) any amounts reinvested or reasonably expected to be reinvested by the Issuer in connection with its permitted business (including to cure or remedy any breach or liability) subject to the terms and conditions of the Basic Documents, shall be paid to the Noteholders (pro rata among each outstanding Tranche, based on the Outstanding Principal Balance of each Tranche, and pro rata among the Noteholders in each Tranche of Notes, based on the Outstanding Principal Balance of such Notes) as a partial redemption of the Notes pursuant to Section 8.06(i) without premium or penalty.

Section 8.07 Interest Reserve Account.

(a) On the Initial Closing Date and each subsequent Closing Date, the Issuer shall cause an amount not less than the Interest Reserve Account Initial Deposit to be deposited by the Paying Agent on behalf of the Indenture Trustee into the Interest Reserve Account.

(b) If the amount on deposit in the Interest Reserve Account on any Payment Date (after giving effect to all deposits thereto or withdrawals therefrom on such Payment Date) is greater than the Interest Reserve Required Balance for such Payment Date, the Manager shall instruct the Paying Agent on behalf of the Indenture Trustee to withdraw such amount from the Interest Reserve Account and apply it as Available Funds for such Payment Date as set forth in the Payment Date Report.

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(c) Without duplication, in the event that the Available Funds for a Payment Date are not sufficient to make the full amount of the payments and deposits required pursuant to Sections 8.06(i)(A) through (C) on such Payment Date, the Manager shall instruct the Paying Agent on behalf of the Indenture Trustee to withdraw from the Interest Reserve Account on such Payment Date an amount equal to such shortfall, to the extent of funds available therein, and pay or deposit such amount according to the priorities set forth in Sections 8.06(i)(A) through (C).  In addition, if Section 8.06(ii) applies, all amounts shall be withdrawn from the Interest Reserve Account and applied as provided in Section 8.06(ii), as set forth in the Payment Date Report.

(d) On any Business Day, the Manager may direct the Indenture Trustee in writing, and the Paying Agent on behalf of the Indenture Trustee shall withdraw from the Interest Reserve Account and distribute to the Manager, amounts equal to any AFE Cover Amounts in accordance with the provisions of the Management Services Agreement; provided that in no event shall Manager direct any distribution of amounts on deposit in the Interest Reserve Account without Majority Noteholder's consent as required under the Management Services Agreement and in no event shall such withdrawal reduce the amount remaining on deposit in the Interest Reserve Account after giving effect to all withdrawals and deposits to be made on such date to less than the Interest Reserve Account Required Balance; provided, further, that in no event shall the Paying Agent or the Indenture Trustee be responsible for any such determination and the Paying Agent and the Indenture Trustee shall rely exclusively on the written direction of the Manager in making withdrawals and distributions pursuant to this Section 8.07(d).

(e) Following the payment in full of the aggregate Outstanding Principal Balance of the Notes and of all other amounts owing or to be distributed hereunder to Noteholders, any amount remaining on deposit in the Interest Reserve Account shall be distributed to the Issuer free and clear of the lien of this Indenture upon written direction to the Indenture Trustee by the Manager.

Section 8.08 Statements to Noteholders.  On or prior to 1:00 p.m. (New York City time) on each Payment Determination Date, the Issuer shall cause the Manager to provide to the Indenture Trustee for the Indenture Trustee to post on its internet website pursuant to Section 6.06, a statement substantially in the form of Exhibit D, setting forth at least the following information as to the Notes, to the extent applicable:

(a) the amount of Collections, if any, received in the Collection Account with respect to the related Collection Period;

(b) confirmation of compliance with the terms of the Indenture and the other Basic Documents by the respective Alpine Parties;

(c) copies of all reports, updates to Hedge Agreement documentation and any other relevant material documentation received or prepared by the Manager, in each case, in respect of the Hedge Agreements, along with a summary of all Hedge Agreements currently in place, including volumes and the percentage of production that is hedged, along with a calculation of the hedge ratio;

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(d) the amount of Administrative Expenses, Direct Expenses and indemnity payments paid to each party or withheld by the Operators pursuant to the Joint Operating Agreement or the Management Services Agreement during the most recent Collection Period;

(e) the amount of any fees and expenses to be paid to the Indenture Trustee, the Manager and the Back-up Manager with respect to the related Collection Period;

(f) if any, the amount of any payment (including breakage or termination payments) paid to the Hedge Counterparties with respect to the related Collection Period, which payment amount shall include all amounts currently due and payable and not yet paid for which an invoice was delivered on or before the date that is five (5) Business Days prior to the Payment Determination Date;

(g) the amount deposited in or withdrawn from the Interest Reserve Account on such Payment Determination Date, the amount on deposit in the Interest Reserve Account after giving effect to such deposit or withdrawal and the Interest Reserve Account Required Balance for such Payment Date;

(h) the amount of the Principal Distribution Amount with respect to such Payment Determination Date, the amount, if any, of the Excess Amortization Amount with respect to such Payment Determination Date, the amount if any of any Excess Amounts received as Collections with respect to the related Collection Period, the change in such amounts from the preceding Payment Date and the portions thereof allocable to each Tranche of Notes;

(i) the Note Interest due with respect to such Payment Date and the portions thereof allocable to each Tranche of Notes;

(j) the amount of the PV-10, Production Tracking Rate and Securitized Net Cash Flow, DSCR, LTV, in each case with respect to the related Collection Period;

(k) the amounts on deposit in each Issuer Account and the HB2 Segregated Account, including the Interest Reserve Excess Amount;

(l) amounts due and owing and paid to the Noteholders under the Note Purchase Agreements and other Basic Documents and the portions thereof allocable to each Tranche of Notes;

(m) identification of any Wellbore Interests repurchased by Seller by Well number with respect to such Wellbore Interest (as specified in the applicable Asset Purchase Agreement);

(n) the Consolidated Total Assets and Consolidated Borrowed Debt as of the last day of the most recent calendar quarter;

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(o) the amount of any AFE Cover Amounts utilized to participate in AFE Operations during the related Collection Period;

(p) on a quarterly basis such report shall include any change, set forth to the fourth decimal place, in the Net Revenue Interest (as defined in the applicable Asset Purchase Agreement) or Working Interest (as defined in the applicable Asset Purchase Agreement) with respect to any Well from the Net Revenue Interest or Working Interest reflected in the most recent Reserve Report, except to the extent already expressly identified in a report under this Section 8.08;

(q) any material Environmental Liability of which an Alpine Party has obtained Knowledge since the most recent report delivered under this Section 8.08;

(r) the filing or commencement of, or the threat in writing of, any action, suit, investigation, arbitration or proceeding by or before any arbitrator or Governmental Body against the Issuer, or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed), that, in either case, if adversely determined, could reasonably be expected to result in liability in excess of $500,000; and

(s) the amounts to be distributed pursuant to Section 8.06(i), Section 8.06(ii), Section 8.06(iii) and Section 8.06(iv) for the related Collection Period.

Deliveries pursuant to this Section 8.08 or any other Section of this Indenture may be delivered by electronic mail.

Section 8.09 Reserved.

Section 8.10 Original Documents.  The Indenture Trustee agrees to hold any assignments of mortgage or deeds of trust that are part of the Collateral received by it.  The Indenture Trustee shall keep such documents in its possession separate and apart from all other property that it is holding in its possession and from its own general assets.  The Indenture Trustee shall keep records showing that it is holding such documents pursuant to this Indenture.  Such documents shall be released by the Indenture Trustee to or at the direction of the Issuer upon the satisfaction and discharge of this Indenture.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01 Supplemental Indentures Not Requiring Consent of Noteholders.  The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, without the consent of or notice to any of the Noteholders or Hedge Counterparties, enter into any indenture or indentures supplemental to this Indenture for any one or more of the following purposes:

(a) to cure any ambiguity or formal defect or omission in this Indenture;

(b) to grant to or confer upon the Indenture Trustee for the benefit of the Secured Parties any additional benefits, rights, remedies, powers or authorities;

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(c) to subject to this Indenture additional revenues, properties or collateral;

(d) to modify, amend or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect or to permit the qualification of the Notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to this Indenture or any indenture supplemental hereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

(e) to evidence the appointment of a separate or co-Indenture Trustee or a co-registrar or transfer agent or the succession of a new Indenture Trustee hereunder;

(f) to make any changes necessary to comply with or obtain more favorable treatment under the Code and the regulations promulgated thereunder; or

(g) to create any additional funds or accounts under this Indenture deemed by the Indenture Trustee to be necessary or desirable;

provided, however, that nothing in this Section shall permit, or be construed as permitting, any modification of the trusts, powers, rights, duties, remedies, indemnities, immunities and privileges of the Indenture Trustee without the prior written approval of the Indenture Trustee, which approval shall be evidenced by execution of a supplemental indenture.

For any supplemental indenture or amendment pursuant to this Section 9.01, no such supplemental indenture or amendment shall be effective unless the Issuer furnishes to the Indenture Trustee and the Noteholders, at the Issuer's expense, an Opinion of Counsel stating that (i) such action is authorized or permitted by the Indenture, (ii) all conditions precedent under the Indenture for the taking of such action have been complied with and (iii) such action will not materially adversely affect the interests of any Noteholders.

Section 9.02 Supplemental Indentures with Consent of Noteholders and Hedge Counterparties.

(a) Exclusive of supplemental indentures covered by Section 9.01 hereof, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, with the consent of (1) the Majority Noteholders by an Act of the Noteholders delivered to the Issuer and the Indenture Trustee and (2) each Hedge Counterparty for any amendment, waiver, supplement or modification (A) to Sections 2.11, 2.16, 4.20, 4.28, 4.31, 8.06, to this Section 9.02, the final paragraph of Section 11.01 (including the amendment or modification of any defined term used in such sections that would have the effect of amending, waiving, supplementing or modifying the terms of such sections in any material respect), (B) to the extent that the same addition or change is not applicable to any Noteholder, or changes the scope, timing or manner of information required to be delivered to the Hedge Counterparties, or (C) if the rights of each such Hedge Counterparty would be adversely affected in any material respect, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

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(i) change the Legal Final Maturity Date or the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate thereon or the Optional Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(ii) reduce the percentage of the Outstanding Principal Balance of the Majority Noteholders, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

(iv) modify or alter the definitions of the terms

"Available Funds," "Equity Contribution Cure," "Excess Allocation Percentage," "Basic Documents," "Principal Distribution Amount," "Scheduled Principal Distribution Amount," "DSCR," "Interest Reserve Account Required Balance," "LTV," "Majority Noteholders," "Permitted Liens," "Production Tracking Rate," "PV-10," "Rapid Amortization Event," "Optional Redemption Price," "Reserve Report," "Securitized Net Cash Flow" or "Warm Trigger Event;"

(v) reduce the percentage of the Outstanding Principal Balance of the Majority Noteholders required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Collateral pursuant to Section 5.04;

(vi) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(vii) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein;

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(viii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture; or

(ix) except as provided in Section 5.04(a)(v), liquidate the Collateral when the proceeds of such sale would be insufficient to fully pay the Notes.

(b) The Indenture Trustee shall rely exclusively on an Officer's Certificate of the Issuer and an Opinion of Counsel to determine whether any such action would require the consent of the Majority Noteholders, the consent of all of the Noteholders or the consent of any Hedge Counterparty.  The Indenture Trustee shall not be liable for reliance on such Officer's Certificate or Opinion of Counsel.

(c) It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

(d) Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall transmit to the Holders of the Notes, the Hedge Counterparties and the Back-Up Manager a notice (to be provided by the Issuer) setting forth in general terms the substance of such supplemental indenture and a copy of such supplemental indenture.  Any failure of the Indenture Trustee to transmit such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03 Execution of Supplemental Indentures.  In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be provided with and, subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Officer's Certificate of the Issuer and an Opinion of Counsel stating that the execution of such supplemental indenture (a) is authorized or permitted by this Indenture and that all conditions precedent under this Indenture for the execution of the supplemental indenture have been complied with, (b) will not cause the Issuer to become taxable as an association (or publicly traded partnership that is taxable as a corporation) or a taxable mortgage pool for U.S. federal income tax purposes, and (c) will not adversely affect the characterization of the Notes as indebtedness for U.S. federal income tax purposes.  The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.  The Issuer shall provide the Back-Up Manager with a copy of any amendment to the Basic Documents.  In addition to the foregoing, neither this Indenture nor any other Basic Document may be amended, modified or waived without the Back-Up Manager's consent if such amendment, modification or waiver would increase the Back-Up Manager's duties, obligations or liabilities or adversely affect the Back-Up Manager's rights, remedies, indemnifications or immunities under this Indenture or any other Basic Document.

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Section 9.04 Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer, the Hedge Counterparties and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05 Reference in Notes to Supplemental Indentures.  If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE X

REDEMPTION OF NOTES

Section 10.01 Redemption.  The Outstanding Notes are subject to redemption in whole or in part, at the direction of the Issuer on any Payment Date occurring after the Second Closing Date (such date, the "Redemption Date"), provided, that, except as otherwise provided in Section 8.06(iv), Tranches of Outstanding Notes shall be redeemed in order of issuance date, with the first issued Tranche of Notes to be first to be redeemed.  If the Outstanding Notes, or some portion thereof, are to be redeemed pursuant to this Section, the Issuer shall furnish notice of such election containing all of the requirements of a notice of redemption set forth in Section 10.02 below to the Indenture Trustee not later than the close of business on the first Business Day of the month in which the Redemption Date occurs and the Issuer shall deposit by 10:00 A.M. New York City time on the Redemption Date with the Paying Agent in the Collection Account the Optional Redemption Price of the Notes to be redeemed, whereupon all such Notes, or the portion thereof being redeemed, shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Notes.

Section 10.02 Form of Redemption Notice.  Following receipt by the Indenture Trustee of the Issuer's notice of redemption under Section 10.01, such notice of redemption shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted, or emailed, as applicable, not later than ten (10) days prior to the applicable Redemption Date to each Holder of Notes affected thereby, the Back-Up Manager and each Hedge Counterparty, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder's address or facsimile number appearing in the Note Register.

All notices of redemption shall state:

(a) the Redemption Date;

(b) the Optional Redemption Price;

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(c) the principal amount of Notes being redeemed; and

(d) the place where such Notes are to be surrendered for payment of the Optional Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 4.02).

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer.  Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

Section 10.03 Notes Payable on Redemption Date.  The Notes or portions thereof to be redeemed shall, following notice of redemption as required by Section 10.02, on the Redemption Date become due and payable at the Optional Redemption Price and (unless the Issuer shall default in the payment of the Optional Redemption Price) no interest shall accrue on the Optional Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Optional Redemption Price.  On or before such Redemption Date (but in any event no later than 10:00 a.m. (New York City time) on the Redemption Date), Issuer shall cause the aggregate Optional Redemption Price to be deposited to the Collection Account, and such amount shall be paid prior to any distribution set forth in Section 8.06.

ARTICLE XI

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge of Indenture with respect to the Notes.  This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 4.01, 4.02, 4.03, 4.04, 4.08, 4.14 and 4.18, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 11.02) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(A) either:

(1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 4.03) have been delivered to the Indenture Trustee for cancellation; or

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(2) all Notes not theretofore delivered to the Indenture Trustee for cancellation:

(I) have become due and payable, or

(II) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (I) or (II) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the applicable Legal Final Maturity Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.01), as the case may be;

(B) the Issuer has paid or caused to be paid all other sums payable by the Issuer hereunder and under each other Basic Document; and

(C) the Issuer has delivered to the Indenture Trustee an Officer's Certificate, an Opinion of Counsel and, each meeting the applicable requirements of Section 12.01(a) and, subject to Section 12.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the foregoing, the foregoing satisfaction and discharge of the Indenture only applies to the Notes and the Noteholders subject to the terms in this Section 11.01. The Indenture shall not terminate and cease to be of further effect with respect to any of the Hedge Counterparties or any of the Hedge Agreements until and unless all of the Hedge Agreements have terminated and all payments thereunder, including the termination value, have been paid in full, or other arrangements satisfactory to the applicable Hedge Counterparties with respect thereto have been made. At any time that the Notes are no longer outstanding, the Majority Hedge Counterparties, on behalf of the Hedge Counterparties, shall be entitled to exercise (and when so directed by the Majority Hedge Counterparties, the Indenture Trustee shall exercise) any rights and remedies set forth herein otherwise afforded to the Noteholders or Majority Noteholders under the Basic Documents; provided that, if any Hedge Counterparty with net mark-to-market exposure to the Issuer in excess of $1,000,000 instructs the Indenture Trustee to take any remedy or enforcement action, then commencing on the date that is 30 days after the occurrence and continuance of an event of default or termination event under an applicable Hedge Agreement (in each case, where Issuer is the "Defaulting Party" or the sole "Affected Party" (in each case, as defined in the applicable Hedge Agreement)), no other Hedge Counterparty's vote shall be required for the Indenture Trustee to commence such enforcement action or remedy, and no other Hedge Counterparty shall be permitted to vote against such remedy or enforcement action or otherwise obstruct, delay or hinder any such enforcement action or remedy taken by the Indenture Trustee.

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Section 11.02 Application of Trust Money.  All monies deposited with the Indenture Trustee pursuant to Section 11.01 hereof shall be held on behalf of the Noteholders and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, (i) to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest and (ii) to each Hedge Counterparty, of all sums, if any, due or to become due to such Hedge Counterparty under and in accordance with the Hedge Agreements; but such monies need not be segregated from other funds except to the extent required herein or in the Management Services Agreement or required by Law.

Section 11.03 Repayment of Monies Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 4.03 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Compliance Certificates and Opinions, etc.

(a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

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(3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

Section 12.02 Form of Documents Delivered to Indenture Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an authorized officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous.  Any such certificate of an authorized officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Manager or the Issuer, stating that the information with respect to such factual matters is in the possession of the Manager or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 12.03 Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer, and in each case such delivery may be by electronic means as reasonably agreed to by the Indenture Trustee.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act of the Noteholders" signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 12.03.

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(b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 12.04 Notices, etc., to Indenture Trustee and Issuer.  Any request, demand, authorization, direction, notice, consent, waiver or act of Noteholders or Hedge Counterparties or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders or Hedge Counterparties is to be made upon, given or furnished to or filed with:

(i) the Indenture Trustee by any Noteholder, by the Issuer or by any Hedge Counterparty shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be made via e-mail transmission, pdf, or overnight delivery) to or with a Responsible Officer of the Indenture Trustee at its Corporate Trust Office, or

(ii) the Issuer by the Indenture Trustee, by any Noteholder or by any Hedge Counterparty shall be sufficient for every purpose hereunder if in writing and sent by facsimile or email, in each case with a copy to follow via first-class mail, postage prepaid to the Issuer addressed to:  Alpine Summit Funding LLC, at 3322 West End Avenue, Suite 450, Nashville, TN 37203, email:  with a copy to Alpine Summit Funding LLC, at 3322 West End Avenue, Suite 450, Nashville, TN 37203, email: , or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Manager.  The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

(iii) the Manager by the Indenture Trustee, by the Issuer, by any Noteholder or by any Hedge Counterparty shall be sufficient for every purpose hereunder if in writing and sent by facsimile or email, in each case with a copy to follow via first-class mail, postage prepaid to the Manager addressed to: HB2 Origination, LLC, at 3322 West End Avenue, Suite 450, Nashville, TN 37203, email: , with a copy to HB2 Origination, LLC, at 3322 West End Avenue, Suite 450, Nashville, TN 37203, email: , or at any other address previously furnished in writing to the Indenture Trustee by the Manager.  The Manager shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

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(iv) either Operator by the Indenture Trustee, by the Issuer, by any Noteholder or by any Hedge Counterparty shall be sufficient for every purpose hereunder if in writing and sent by facsimile or email, in each case with a copy to follow via first-class mail, postage prepaid to such Operator addressed to:  c/o Ironroc Energy Partners LLC, at 2445 Technology Forest Blvd, Suite 1010, The Woodlands, TX, 77381, email: , with a copy to Ironroc Energy Partners LLC, at 2445 Technology Forest Blvd, Suite 1010, The Woodlands, TX, 77381, email: , or at any other address previously furnished in writing to the Indenture Trustee by such Operator.  The Operators shall promptly transmit any notice received by them from the Noteholders to the Indenture Trustee.

The Issuer's obligation to deliver or provide any demand, delivery, notice, communication or instruction to any Person shall be satisfied by the Issuer making such demand, delivery, notice, communication or instruction is posted to the Indenture Trustee's investor reporting website, or such other website or distribution service or provider as the Issuer shall designate by written notice to the other parties; provided however that any demand, delivery, notice, communication or instruction to the Indenture Trustee shall be provided at its Corporate Trust Office in accordance with Section 12.04(i) hereof.

The Indenture Trustee may promptly transmit (which may be via electronic mail) any notice received by it from the Noteholders to the Issuer, the Manager and the Hedge Counterparties.

Section 12.05 Notices to Noteholders and Hedge Counterparties; Waiver.

(a) (a) Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if posted to the Indenture Trustee's investor reporting website, by electronic transmission or in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Holder's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

(b) Where this Indenture provides for notice to Hedge Counterparties of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if posted to the Indenture Trustee's investor reporting website, by electronic transmission or in writing and mailed, first-class, postage prepaid to each Hedge Counterparty affected by such event, at such Hedge Counterparty's address as it appears on the Hedge Agreement to which such Hedge Counterparty is a party, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Hedge Counterparties is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Hedge Counterparty shall affect the sufficiency of such notice with respect to other Hedge Counterparties, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

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(c) Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

(d) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Section 12.06 Alternate Payment and Notice Provisions.  Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices.  The Issuer shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.

Section 12.07 Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 12.08 Successors and Assigns.  All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.  All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 12.09 Severability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.10 Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, each Hedge Counterparty and any other party secured hereunder, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.  Each Hedge Counterparty shall be a third-party beneficiary to this Indenture, but only to the extent this it has any rights expressly specified herein.  The Issuer hereby assigns to the Indenture Trustee the representations, warranties, covenants and agreements of which the Issuer is a beneficiary, including the right to enforce all such representations, warranties, covenants and agreements directly against the maker thereof.

Execution Version

Section 12.11 Legal Holidays.  In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 12.12 GOVERNING LAW; CONSENT TO JURISDICTION.  THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT ANY MATTERS THAT RELATE TO REAL PROPERTY SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE SUCH PROPERTY IS LOCATED.  EACH PARTY TO THIS INDENTURE AND EACH NOTEHOLDER BY PURCHASING A NOTE SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF.  EACH PARTY (a) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (b) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (c) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS.  EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON- APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS.  A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS.  IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 12.13 Counterparts.  This Indenture may be executed in any number of counterparts (including electronic PDF), each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  Each of the parties hereto agrees that the transactions consisting of this Indenture and the other Basic Documents (other than the Notes) may be conducted by electronic means. Each party agrees, and acknowledges that it is such party's intent, that if such party signs this Indenture or any other Basic Document (other than the Notes) using an electronic signature, it is signing, adopting, and accepting this Indenture or such other Basic Document (other than the Notes) and that signing this Indenture or such other Basic Document (other than the Notes) using an electronic signature is the legal equivalent of having placed its handwritten signature on this Indenture or such other Basic Document (other than the Notes) on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Indenture and the other Basic Documents in a usable format.

Execution Version

Section 12.14 Recording of Indenture.  If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel to the effect that such recording is necessary either for the protection of the Noteholders, the Hedge Counterparties or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 12.15 No Petition.  The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Issuer, or join in any institution against the Issuer of, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar Law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

Section 12.16 Inspection.  The Issuer agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested.  The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by Law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

Section 12.17 Waiver of Jury Trial.  EACH OF THE ISSUER, EACH NOTEHOLDER AND THE INDENTURE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Execution Version

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

ALPINE SUMMIT FUNDING LLC

By:	/s/ Craig Perry
Name: Craig Perry
Title: President and Chief Executive Officer

Signature Page to Indenture

Execution Version

UMB BANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/ Jenna Kaufman
Name: Jenna Kaufman
Title: Senior Vice President

UMB BANK, N.A., as Securities Intermediary

By:	/s/ Jenna Kaufman
Name: Jenna Kaufman
Title: Senior Vice President

UMB BANK, N.A., as Paying Agent

By:	/s/ Jenna Kaufman
Name: Jenna Kaufman
Title: Senior Vice President

Signature Page to Indenture

Execution Version

APPENDIX A

PART I - DEFINITIONS

All terms used in this Appendix shall have the defined meanings set forth in this Part I when used in the Basic Documents, unless otherwise defined therein.

"2022-1 Interest Rate" means (a) with respect to the period from and including the Initial Closing Date, to but excluding the Initial Maturity Date with respect to the 2022-1 Notes, the applicable Benchmark for a tenor of one-month's duration (with a 1.00% floor) plus 6.00% per annum, and (b) with respect to the period from and including the Initial Maturity Date with respect to the 2022-1 Notes, to but excluding the Subsequent Maturity Date with respect to the 2022-1 Notes, the applicable Benchmark for a tenor of one-month's duration (with a 1.00% floor) plus 12.00% per annum.

"2022-2 Interest Rate" means (a) with respect to the period from and including the Second Closing Date, to but excluding the Initial Maturity Date with respect to the 2022-2 Notes, the applicable Benchmark for a tenor of one-month's duration (with a 1.00% floor) plus 8.00% per annum, and (b) with respect to the period from and including the Initial Maturity Date with respect to the 2022-2 Notes, to but excluding the Subsequent Maturity Date with respect to the 2022-2 Notes, the applicable Benchmark for a tenor of one-month's duration (with a 1.00% floor) plus 14.00% per annum.

"2022-1 Notes" has the meaning specified in the preamble to the Indenture.

"2022-2 Notes" has the meaning specified in the preamble to the Indenture.

"Aron" means J. Aron & Company LLC, a New York limited liability company.

"Aron Hedge Agreement" means the Hedge Agreement entered into on or about April 28, 2022, between Aron and Issuer.

"Aron IM Collateral" means cash collateral in an aggregate amount of up to $10,000,000 from time to time held in (or credited to) the Issuer's margin account with Aron pursuant to the Aron Hedge Agreement.

"Accounting Standard" means, with respect to a Person, (a) GAAP or (b) IFRS, depending on which accounting standard is normally applied by such Person with respect to the filing of its reporting, as applicable, in each case, consistently applied.

"Accredited Investor" has the meaning assigned in Exhibit C of the Indenture.

"Act of the Noteholders" has the meaning specified in Section 12.03(a) of the Indenture.

"Additional Notes" means any Notes, of a new Tranche or of an existing Tranche, issued after the Second Closing Date pursuant to Section 2.16 of the Indenture.

App. A

Execution Version

"Additional Notes Reserve Report" means, on the date of the issuance of Additional Notes under Section 2.16 of the Indenture, the Reserve Report delivered in connection with the issuance of such Additional Notes and covering all of the Wellbore Interests plus any additional wellbore assets sold to the Issuer in connection with the issuance of such Additional Notes or, if none, then either (a) the most recently delivered Reserve Report pursuant to Section 8.05 of the Indenture if such Reserve Report was the Reserve Report issued within 90 days of December 31 or (b) if the most recently delivered Reserve Report was not the Reserve Report issued within 90 days of December 31, a Reserve Report by Austin Consulting Petroleum Engineers Inc. or another nationally recognized independent petroleum engineering firm acceptable to the Majority Noteholders that was prepared as of a recent date prior to the date of the issuance of such Additional Notes.

"Administrative Expenses" means, with respect to any Payment Date, the unpaid expenses of the Issuer consisting of out-of-pocket costs and expenses and indemnification amounts payable or reimbursable pursuant to the Basic Documents (other than amounts payable or reimbursable pursuant to the Joint Operating Agreement ) to the Indenture Trustee, the Manager, the Back-Up Manager and any independent director and any third-party service provider hired by the Issuer (including, without limitation, amounts payable to any Observer and insurance premiums related to the Collateral, but excluding amounts payable (whether to an Operator or, where performing services on behalf of an Operator as provided in the Joint Operating Agreement, the Manager) pursuant to the Joint Operating Agreement), in each case, except any such expense as may arise from the willful misconduct or gross negligence with respect to the Indenture Trustee and the willful misconduct, gross negligence, fraud or bad faith of the Manager and the Back-Up Manager.

"AFE Cover Amounts" has the meaning specified in the Management Services Agreement.

"AFE Operation" has the meaning specified in the Management Services Agreement.

"Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, "control" when used with respect to any Person means (a) any Person that owns directly or indirectly more than 50% of the equity interest having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing. For purposes of this Agreement, Seller and its subsidiaries, on the one hand, and Issuer and its subsidiaries, on the other hand, shall not be considered Affiliates of one another, and neither any Operator nor any equity holder of Seller (or any direct or indirect subsidiaries of any such equity holder of Seller, other than Seller's direct and indirect subsidiaries) shall be considered Affiliates of either Party.

"Ageron" means Ageron Ironroc Energy, LLC, a Texas limited liability company.

"Alpine Parties" means, collectively, the Issuer, Holdings, the Seller, the Parent and the Manager.

App. A-2

Execution Version

"Anti-Corruption Laws" means any Law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

"Anti-Money Laundering Laws" means any Law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

"APA Reserve Report" means, collectively, (a) that certain reserve report prepared by Austin Consulting Petroleum Engineers Inc. as of March 1, 2022, (b) that certain reserve report prepared by Austin Consulting Petroleum Engineers Inc. as of September 1, 2022, and (c) with respect to an issuance of Additional Notes, a reserve report prepared by Austin Consulting Petroleum Engineers Inc. or another nationally recognized independent petroleum engineering firm acceptable to the Majority Noteholders, in each case with respect to the applicable Wellbore Interests.

"Applicable Deductions" means all Operating Expenses and Third Party Operating Expenses (including Burdens and Asset Taxes allocated to the Issuer pursuant to Section 2.07 of each of the Asset Purchase Agreements) attributable or allocable to the Wellbore Interests or the ownership or operation thereof.  Applicable Deductions exclude any Administrative Expenses.

"Asset Purchase Agreements" means (a) the Asset Purchase Agreement, dated as of the Initial Closing Date, between Seller and the Issuer, (b) the Asset Purchase Agreement, dated as of the Second Closing Date, between Seller and the Issuer, and (c) with respect to an issuance of Additional Notes, any other Asset Purchase Agreement, entered into by the Issuer and the other parties thereto in connection therewith, as each may be amended from time to time pursuant to its terms.

"Asset Taxes" means, collectively, the "Asset Taxes" under, and as defined in, each of the Asset Purchase Agreements.

"Assumed Liabilities" means, collectively, the "Assumed Liabilities" under, and as defined in, each of the Asset Purchase Agreements.

"Available Funds" means, with respect to any Payment Date, the sum of the following amounts, without duplication, with respect to the Wellbore Interests in respect of the Collection Period preceding such Payment Date (but excluding any reserves established and maintained in accordance with the Applicable Standard as contemplated in Section 4.07 of the Indenture):  (a) all Collections received and deposited into and available for withdrawal from the Collection Account prior to the applicable Payment Determination Date and adjustments relating to prior Collection Periods, (b) amounts on deposit in the Interest Reserve Account after giving effect to all other deposits and withdrawals thereto or therefrom on the Payment Date relating to such Collection Period in excess of the Interest Reserve Account Required Balance, (c) Investment Earnings for the related Payment Date, (d) all amounts received by the Indenture Trustee pursuant to Article V of the Indenture, (e) the net amount, if any, paid to the Issuer under the Hedge Agreements, and (f) the amount of any Equity Contribution Cure.

App. A-3

Execution Version

"Back-Up Management Agreement" means the Amended and Restated Back-Up Management Agreement, dated as of the Second Closing Date, among the Issuer, the Manager, the Indenture Trustee and the Back-Up Manager, as amended, restated, or otherwise modified from time to time.

"Back-Up Management Fee" means the fee payable to the Back-Up Manager for services rendered during each Collection Period, determined pursuant to Section 4.1 of the Back-Up Management Agreement.

"Back-Up Manager" means AlixPartners, LLP, in its capacity as back-up manager under the Back-Up Management Agreement, and any successor thereunder.

"Basic Documents" means the Indenture, the Notes, the Management Services Agreement, the Joint Operating Agreement, the Back-Up Management Agreement, the Asset Purchase Agreements, the Note Purchase Agreements, the Limited Guaranty, each Conveyance, the Hedge Agreements, the Novation Agreement, the Issuer LLC Agreement, the Holdings LLC Agreement, the Holdings Guaranty Agreement, the Holdings Pledge Agreement, the HB2 DACA, each Mortgage, the Side Letters, each Precautionary Mortgage and other documents and certificates delivered in connection with any of the foregoing and any amendments to the foregoing.

"Benchmark" means (a) initially, USD LIBOR, and (b) upon the occurrence of a Benchmark Transition Event, Term SOFR.

"Benchmark Transition Event" means that the Issuer or the Majority Noteholders, as applicable, have notified the Indenture Trustee in writing (which shall promptly notify the Issuer or the Noteholders, as applicable, in writing) that (a) the administrator of USD LIBOR has ceased (or, within one month of such notice, will cease on a specified date) to provide a one-month tenor of USD LIBOR, permanently or indefinitely, or (b) the one-month tenor of USD LIBOR is or will no longer be representative of the underlying market and economic reality that USD LIBOR is intended to measure and that representativeness will not be restored.

"Blocked Person" means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws, or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

"Burdens" means, collectively, the "Burdens" under, and as defined in, each of the Asset Purchase Agreements.

"Business Day" means any day other than (a) a Saturday or a Sunday, (b) a day on which banking institutions or trust companies in the State of New York are required or authorized by Law, regulation or executive order to be closed, or (c) in connection with Term SOFR, the term "Business Day" shall also exclude any day which is not a U.S. Government Securities Business Day.

App. A-4

Execution Version

"Buy-Out Price" shall have the meaning assigned to the term "Buy-Out Price" in the applicable Asset Purchase Agreement.

"Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with the applicable Accounting Standard.

"Change of Control" means the current owners of the equity in each Alpine Party cease to own (directly or indirectly) at least 51% of the equity in such entity.

"Closing Date" or "Closing" means (a) with respect to the issuance of the 2022-1 Notes, the Initial Closing Date, (b) with respect to the issuance of the 2022-2 Notes, the Second Closing Date, and (c) with respect to the issuance of any Additional Notes, the date on which such Additional Notes are issued, as applicable.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

"Collateral" has the meaning specified in the Granting Clause of the Indenture.

"Collection Account" means the account designated as such, established and maintained pursuant to Section 8.02(a) of the Indenture.

"Collection Period" means, with respect to each Payment Date, the period from and including the first day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (or with respect to the initial Payment Date with respect to any Tranche of Notes, from but excluding the Closing Date with respect to such Tranche of Notes), to and including the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs.

"Collections" means all amounts paid from whatever source on or with respect to the Wellbore Interests.

"Commission" means the U.S. Securities and Exchange Commission.

"Consolidated Borrowed Debt" has the meaning specified in the Management Services Agreement.

"Consolidated Total Assets" has the meaning specified in the Management Services Agreement.

"Contemplated Transactions" means (a) all of the transactions contemplated by the Basic Documents, including:  (i) the assignment of the Wellbore Interests by the Seller to the Issuer at the applicable Closing; (ii) the execution, delivery, and performance of the Conveyances and all other instruments and documents required under the Asset Purchase Agreements; (iii) the entering into the Basic Documents by the Alpine Parties and the performance of the Alpine Parties of their respective covenants and obligations under the Basic Documents; and (iv) the Issuer's acquisition, ownership, and exercise of control over the Wellbore Interests from and after the applicable Closing; (b) the Manager's management of the Issuer contemplated by the Management Services Agreement; and (c) each Operator's operation, as applicable, of the Wellbore Interests in accordance with the applicable joint operating agreements, including the Joint Operating Agreement.

App. A-5

Execution Version

"Contract" means any agreements and contracts (including joint operating agreements) to which the Issuer is a party.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "Controlled" and "Controlling" shall have meanings correlative to the foregoing.

"Controlled Entity" means (a) any of the Issuer's respective Controlled Affiliates and (b) Holdings and its Controlled Affiliates.

"Conveyance" means each Wellbore Assignment and Bill of Sale, dated as of the Initial Closing Date, by and between the Seller and the Issuer and, each subsequent Wellbore Assignment and Bill of Sale, dated after the Initial Closing Date, by and between the Seller (or its applicable Affiliate) and the Issuer.

"COPAS" means Council of Petroleum Accountants Society.

"Corporate Trust Office" means (a) the office of the Indenture Trustee at which at any particular time the Indenture shall be administered, which office at the date of execution of the Indenture is located at UMB Bank, N.A., 100 William Street, Suite 1850, New York, NY 10038, Attn:  ABS Structured Finance, Email: jenna.kaufman@umb.com and michele.voon@umb.com, (b) for purposes of transfers and exchanges of Notes pursuant to the Indenture, UMB Bank, N.A., 928 Grand Blvd. 4th Floor, Kansas City, MO 64106, Attn: Corporate Trust Dept, Bond Operations, or (c) at such other address or electronic mail address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address or electronic mail address designated by such successor Indenture Trustee by notice to the Noteholders and the Issuer.

"Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

"Definitive Notes" means a certificated definitive, fully-registered Note.

"Direct Expenses" has the meaning specified in the Management Services Agreement.

"DSCR" means, with respect to any Quarterly Determination Date beginning with the Payment Determination Date occurring in September 2022, an amount equal to (a) the aggregate Securitized Net Cash Flow with respect to the three (3) immediately preceding Collection Periods, divided by (b) the sum of (i) the Note Interest payable on the Payment Dates with respect to such three (3) immediately preceding Collection Periods and (ii) the aggregate Scheduled Principal Distribution Amount paid on the Payment Dates with respect to such three (3) immediately preceding Collection Periods.

App. A-6

Execution Version

"Effective Time" means, with respect to any Wellbore Interest, the "Effective Time" under, and as defined in, the applicable Asset Purchase Agreement pursuant to which such Wellbore Interest was acquired by the Issuer.

"Eligible Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the Laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating in one of the generic rating categories that signifies investment grade of an NRSRO.

"Eligible Institution" means:

(a) the corporate trust department of the Indenture Trustee; or

(b) a depository institution or trust company organized under the Laws of the United States of America or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times (i) has either (A) a long-term unsecured debt rating of at least BBB by Fitch, or such other rating that is acceptable to the Majority Noteholders or (B) a certificate of deposit rating of at least A-1+ by Fitch (or equivalent) by an NRSRO, or such other rating that is acceptable to the Majority Noteholders and (ii) whose deposits are insured by the FDIC.

"Encumbrance" has the meaning specified in the Asset Purchase Agreements.

"Environmental Law" has the meaning specified in the Asset Purchase Agreements.

"Environmental Liabilities" has the meaning specified in the Asset Purchase Agreements.

"Equity Contribution Cure" means on any date prior to the latest Legal Final Maturity Date of any Note, the contribution of equity to the Issuer made by depositing cash into the Collection Account, provided that (i) such contributions shall not exceed in the aggregate ten percent (10%) of the initial Outstanding Principal Balance of all Tranches of Notes and (ii) such contributions shall not be made more frequently than four times in a calendar year.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder from time to time in effect.

"ERISA Plan" means an "employee benefit plan" as defined in section 3(3) of ERISA.

App. A-7

Execution Version

"Event of Default" has the meaning specified in Section 5.01 of the Indenture.

"Excess Allocation Percentage" means the greatest of the following percentages, as applicable:

(a) if neither clause (b) nor clause (c) of this definition is then applicable, (i) if the DSCR as of the applicable Payment Date is less than 1.20 to 1.00, then 100%, or (ii) if the DSCR as of such Payment Date is greater than or equal to 1.20 to 1.00 and less than 1.25 to 1.00, then 50%, or (iii) if the DSCR as of such Payment Date is greater than or equal to 1.25 to 1.00, then 0%;

(b) if the Production Tracking Rate is less than 80%, then 100%, otherwise as set forth in clause (a) or (c) of this definition, as applicable; and

(c) if a Rapid Amortization Event has occurred and is continuing, then 100%, otherwise as set forth in clause (a) or (b) of this definition, as applicable.

"Excess Amortization Amount" means, with respect to any Payment Date, an amount equal to the product of the Excess Allocation Percentage and the Available Funds for such Payment Date remaining after giving effect to the distributions in clauses (A) through (E) of Section 8.06(i) of the Indenture on such Payment Date; provided that the Excess Amortization Amount as of any Payment Date shall not exceed the Outstanding Principal Balance of the Notes as of such Payment Date (calculated after giving effect to the payments on such Payment Date contemplated by clauses (A) through (E) of Section 8.06(i) of the Indenture); provided, further, and for the avoidance of doubt, if, on any Payment Date, any Excess Amortization Amount is payable to the Noteholders pursuant to Section 8.06(i)(G)(1)(a) of the Indenture, it is payable only if paid pari passu and pro rata with any amounts then payable to the Hedge Counterparties under Section 8.06(i)(G)(2) of the Indenture.

"Excess Amounts" shall mean the amounts payable pursuant to Section 8.06(iv).

"Excess Funds" means, with respect to any Collection Period and the related Payment Date, the amounts, if any, for distribution pursuant to Section 8.06(i) of the Indenture after the distributions pursuant to clauses (A) through (K) thereof.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of such corporation; with respect to any limited liability company, any of the officers listed previously with respect to a corporation or any managing member or sole member of the limited liability company; with respect to any partnership, any general partner thereof; and with respect to any other entity, a similarly situated person.

"FATCA" means Sections 1471 through 1474 of the Code and any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from taxes under such Sections, regulations and interpretations), any agreements entered into pursuant to Code Section 1471(b)(1), any intergovernmental agreements entered into in connection with any of the foregoing and any fiscal or regulatory legislation, rules or generally accepted practices adopted pursuant to any such intergovernmental agreements, and any amendments made to any of the foregoing after the date of the Indenture.

App. A-8

Execution Version

"FATCA Withholding Tax" means any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements (including any intergovernmental agreements) thereunder or official interpretations thereof.

"FDIC" means the Federal Deposit Insurance Corporation.

"Federal Power Act" means 16 U.S.C.A. §§ 791-823g.

"Financial Asset" has the meaning given such term in Article 8 of the New York UCC.  As used herein, the Financial Asset "related to" a security entitlement is the Financial Asset in which the entitlement holder (as defined in the New York UCC) holding such security entitlement has the rights and property interest specified in the New York UCC.

"Fitch" means Fitch Ratings, Inc., or any successor to the rating agency business thereof.

"GAAP" means generally accepted accounting principles.

"Governmental Authorization" means any approval, consent, license, permit, registration, variance, exemption, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

"Governmental Body" means any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"Governmental Official" means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

"Governmental Rule" means with respect to any Person, any Law, rule, regulation, ordinance, order, code, treaty, judgment, decree, directive, guideline, policy or similar form of decision of any Governmental Body binding on such Person.

"Grant" means mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in, grant a right of set-off against, deposit, set over and confirm pursuant to the Indenture.  A Grant of any item of Collateral or of any other property shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such item of Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

App. A-9

Execution Version

"Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

"Hazardous Substances" has the meaning specified in the Asset Purchase Agreements.

"HB2" means HB2 Origination, LLC, a Delaware limited liability company.

"HB2 DACA" means that certain Deposit Account Control Agreement dated as of the Initial Closing Date, among the Indenture Trustee, Bank7, and HB2 with respect to the HB2 Segregated Account, as the same may be amended, restated, or otherwise modified from time to time.

"HB2 Segregated Account" means that certain deposit account number XXX6432 of HB2 established with Bank7.

"Hedge Agreements" means each ISDA Master Agreement, the Schedule to the ISDA Master Agreement, and any confirmation, between the Issuer and a Hedge Counterparty and any other document executed by the applicable Hedge Counterparty in connection therewith, as the same may be amended, restated, or otherwise modified from time to time.

App. A-10

Execution Version

"Hedge Counterparties" means Macquarie Bank Limited and its successors and assigns, or such other Person(s) selected by the Manager and consented to by the Majority Noteholders.

"Holder" or "Noteholder" means the Person in whose name a Note is registered in the Note Register.

"Holdings" means Alpine Summit Funding Holdings LLC, a Delaware limited liability company, or its successors.

"Holdings Guaranty Agreement" means that certain Guaranty Agreement, dated as of the Initial Closing Date, made by Holdings in favor of the Indenture Trustee on behalf of the Noteholders and each Hedge Counterparty, as the same may be amended, restated, or otherwise modified from time to time.

"Holdings LLC Agreement" means the Second Amended and Restated Limited Liability Company Agreement of Holdings, dated as of the Second Closing Date, as the same may be amended, restated, or otherwise modified from time to time.

"Holdings Pledge Agreement" means the Holdings Pledge Agreement, dated as of the Initial Closing Date, among Holdings, the Issuer and the Indenture Trustee, for the benefit of the Secured Parties, as amended, restated, or otherwise modified from time to time.

"Hot Back-Up Management Duties" shall have the meaning set forth in the Back-Up Management Agreement.

"Hydrocarbons" has the meaning specified in the Asset Purchase Agreements.

"ICC Termination Act" means Pub. L. No. 104-88, 109 Stat. 803 (1995), as amended.

"IFRS" means International Financial Reporting Standards.

"Indebtedness" means, with respect to any Person, at any time, without duplication,

(a) its liabilities for borrowed money;

(b) its obligations for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) (i) all obligations appearing on its balance sheet in accordance with the applicable Accounting Standard in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with the applicable Accounting Standard in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

App. A-11

Execution Version

(d) all obligations for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all its obligations in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f) the aggregate termination payments due under any swap or hedging agreement of such Person; and

(g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under the applicable Accounting Standard.

"Indenture" means Amended and Restated the Indenture, dated as of the Second Closing Date, between the Issuer and the Indenture Trustee, as the same may be further amended and supplemented from time to time.

"Indenture Trustee" means UMB Bank, N.A., a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

"Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor on the Notes, Holdings and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, Holdings or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, Holdings or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

"Initial Closing Date" means April 29, 2022.

"Initial Maturity Date" means, (i) with respect to the 2022-1 Notes, the date that is 364 days after the Initial Closing Date, (ii) with respect to the 2022-2 Notes, the date that is 364 days after the Second Closing Date, and (iii) with respect to any Additional Notes, the date specified as the Initial Maturity Date in the Officer's Certificate with respect to such Additional Notes, delivered pursuant to Section 2.16 of the Indenture.

"Institutional Investor" means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than five percent (5%) of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

App. A-12

Execution Version

"Interest Accrual Period" means, with respect to any Payment Date for the Notes, the period from and including the immediately preceding Payment Date (or, in the case of the initial Payment Date with respect to the 2022-2 Notes and any Additional Notes, from and including the Closing Date with respect to such Notes), to, but excluding, such Payment Date.

"Interest Rate" means, with respect to the 2022-1 Notes, the 2022-1 Interest Rate, with respect to the 2022-2 Notes, the 2022-2 Interest Rate, and with respect to any Additional Notes, the interest rate designated for such Additional Notes specified in the related Officer's Certificate delivered pursuant to Section 2.16 of the Indenture.

"Interest Reserve Account" means the account designated as such, established and maintained pursuant to Section 8.02(a)(ii) of the Indenture.

"Interest Reserve Account Initial Deposit" means (i) with respect to the Initial Closing Date, cash or Permitted Investments having a value of $1,400,000.00, and (ii) with respect to the Second Closing Date and each subsequent Closing Date, cash or Permitted Investments in an amount sufficient to satisfy the Interest Reserve Account Required Balance based on the Outstanding Principal Balance on such date, inclusive of the Additional Notes issued on such date.

"Interest Reserve Account Required Balance" means an amount equal to three months of Note Interest (calculated based on the then Outstanding Principal Balance and the then applicable Interest Rate).

"Interim Successor Manager" means, upon the resignation or termination of the Manager pursuant to the terms of the Management Services Agreement and prior to the appointment of any successor to the Manager by the Majority Noteholders, the Back-Up Manager.

"Investment Company Act" means the Investment Company Act of 1940, as amended.

"Investment Earnings" means, with respect to any Payment Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Issuer Accounts to be deposited into the Collection Account on such Payment Date pursuant to Section 8.02(b) of the Indenture.

"Investment Letter" has the meaning assigned in Section 2.04(g) of the Indenture.

"Investments" means all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

"Investor-Based Class Exemption" means any of PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23.

"Ironroc" means Ironroc Energy Partners LLC, a Texas limited liability company.

App. A-13

Execution Version

"Issuer" means Alpine Summit Funding LLC, a Delaware limited liability company.

"Issuer Account Property" means the Issuer Accounts, all amounts and investments held from time to time in any Issuer Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Interest Reserve Account, and all proceeds of the foregoing.

"Issuer Accounts" has the meaning assigned thereto in Section 8.02(b) of the Indenture.

"Issuer LLC Agreement" means the Second Amended and Restated Limited Liability Company Agreement of the Issuer, dated as of the Second Closing Date, as the same may be amended, restated, or otherwise modified from time to time.

"Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its authorized officers and delivered to the Indenture Trustee.

"Joint Operating Agreement" means the Amended and Restated Operating Agreement, dated as of the Second Closing Date, by and among Ironroc, Ageron and the Issuer, including the related recording supplement, as amended, restated, or otherwise modified from time to time.

"Knowledge" means, with respect to any Alpine Party, the actual knowledge (without any duty of inquiry) of any Knowledge Person of such entity.

"Knowledge Person" means (a) with respect to Issuer and Holdings, any Executive Officer of such entity, and (b) with respect to the Parent, the Seller and the Manager, any of the following Executive Officers thereof (or, as applicable, their respective successors to such Executive Officer positions): Craig Perry (Chairman and Chief Executive Officer), Michael McCoy (Chief Operating Officer), Darren Moulds (Chief Financial Officer), and Chris Nilan (Senior Managing Director).

"Law" means any applicable United States or foreign, federal, state, regional, or local statute, law, code, rule, treaty, convention, order, decree, injunction, directive, determination or other requirement and, where applicable, any legally binding interpretation thereof by a Governmental Body having jurisdiction with respect thereto or charged with the administration or interpretation thereof (including, without limitation, any Governmental Rule).

"Legal Final Maturity Date" means with respect to any Note, the Initial Maturity Date or the Subsequent Maturity Date of such Note, as applicable.

"Leases" means, collectively, the "Leases" under, and as defined in, each of the Asset Purchase Agreements.

"Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

"Limited Guaranty" the limited guaranty of HB2 dated as of the Initial Closing Date, as amended, restated, or otherwise modified from time to time.

App. A-14

Execution Version

"LTV" means, with respect each Semi-Annual Determination Date, (a) the excess of the Outstanding Principal Balance as of such date of determination over the amount then on deposit in the Collection Account divided by (b) the PV-10 as of such date of determination.  LTV shall be determined on a semi-annual basis; provided that, if the PV-10 shall have been re-calculated subsequent to the most recent semi-annual determination thereof as a result of the Issuer having obtained an updated Reserve Report prior to any otherwise scheduled semi-annually updated Reserve Report, then the LTV shall be re-calculated giving effect to such re-calculation of the PV-10 and on the basis of the then current amounts specified in the preceding clause (a).

"Majority Hedge Counterparties" means, at any time, (i) Hedge Counterparties representing greater than 50% of the aggregate net mark-to-market exposure of all outstanding Hedge Agreements of the Issuer at such time (calculated in the aggregate for each Hedge Counterparty but excluding from the aggregate any Hedge Counterparty with net mark-to-market exposure owing to the Issuer), but if no Hedge Counterparty has any positive net mark-to-market exposure to the Issuer under all outstanding Hedge Agreements, then a majority of the Hedge Counterparties in number shall, acting together, constitute the Majority Hedge Counterparties or (ii) each other Hedge Counterparty with net mark-to-market exposure to the Issuer under all outstanding Hedge Agreements in excess of $1,000,000, if an Event of Default is continuing and the Hedge Counterparties in clause (i) hereof have not directed the Indenture Trustee to exercise some or all of the remedies under Section 5.04 of the Indenture for a period of ninety (90) consecutive days after the occurrence and continuance of an event of default or termination event under such other Hedge Counterparties' Hedge Agreements, in each case, where Issuer is the "Defaulting Party" or the sole "Affected Party" (in each case, as defined in the applicable Hedge Agreement).

"Majority Noteholders" means, at any time during which Notes are outstanding, Noteholders representing greater than 50% of the Outstanding Principal Balance (excluding any Notes held by the Issuer or any affiliate of the Issuer).

"Make-Whole Amount" means, with respect to any Note and with respect to a Payment Date on which an Optional Redemption occurs, an amount equal to all required interest payments through the Legal Final Maturity Date for such Note discounted at a rate equal to the United States Treasury Security having a maturity closest to the Payment Date occurring in the month of the Legal Final Maturity Date for such Note plus 50 basis points.

"Management Fees" has the meaning specified in the Management Services Agreement.

"Management Services Agreement" means the Amended and Restated Management Services Agreement, dated as of the Second Closing Date, between the Manager and the Issuer, as amended, restated, or otherwise modified from time to time.

"Manager" means HB2 in its capacity as manager under the Management Services Agreement, and any successor thereunder.

"Manager Termination Event" has the meaning specified in the Management Services Agreement.

App. A-15

Execution Version

"Material Adverse Effect" means any event, occurrence, fact, condition or change that is materially adverse to (a) the business, operations, affairs, assets, properties, condition (financial or otherwise), prospects or results of operation of any Alpine Party, (b) the validity, priority or enforceability of the Liens on the Collateral, taken as a whole, (c) the ability of any Alpine Party to perform any material obligation under any Basic Document to which it is a party, (d) the ability of the Indenture Trustee to enforce the obligations of the Alpine Parties under the Basic Documents to which such person is a party in any material respect, or (e) the validity or enforceability against an Alpine Party of any Basic Document to which such person is a party.

"Material Event" means a Default or Rapid Amortization Event.

"Maximum Facility Amount" means (a) as of the Initial Closing Date, $100,000,000, and (b) after Second Closing Date, $150,000,000.

"Moody's" means Moody Investors Service, Inc., or any successor to the rating agency business thereof.

"Mortgage" means each Wellbore Interest Deed of Trust, Mortgage, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement, from the Issuer to the Indenture Trustee, in each case as amended, restated, supplemented, or otherwise modified from time to time.

"Multiemployer Plan" means any ERISA Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

"NAIC" means the National Association of Insurance Commissioners.

"Non-U.S. Person" means a Person who is not a U.S. Person, as defined in Regulation S.

"Non-U.S. Plan" means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by Holdings or the Issuer primarily for the benefit of employees of Holdings or the Issuer residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

"Note Interest" means with respect to any Payment Date, an amount equal to the sum of (a) interest accrued during the Interest Accrual Period at the Interest Rate with respect to the Notes on the Outstanding Principal Balance plus (b) any accrued and unpaid Note Interest from prior Payment Dates, together with, to the extent permitted by law, interest thereon at such Interest Rate during the Interest Accrual Period, calculated on the basis of a 360-day year consisting of twelve 30-day months.

"Note Purchase Agreement" means each of (i) the Note Purchase Agreement with respect to the 2022-1 Notes, dated the Initial Closing Date, among the Issuer, the Seller, Holdings, the Manager, Ironroc, the Parent and the Purchasers (as may be further modified, amended or supplemented), (ii) the Note Purchase Agreement with respect to the 2022-2 Notes, dated the Second Closing Date, among the Issuer, the Seller, Holdings, the Manager, the Operators, the Parent and the Purchasers (as may be further modified, amended or supplemented), and (iii) each additional Note Purchase Agreement executed by the Issuer and other parties thereto with respect to an issuance of Additional Notes.

App. A-16

Execution Version

"Note Register" and "Note Registrar" have the respective meanings specified in Section 2.05 of the Indenture.

"Noteholder Tax Identification Information" means, with respect to any Noteholder, properly completed and signed tax certifications (generally, in the case of U.S. Federal Income Tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a "United States Person" within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a "United States Person" within the meaning of Section 7701(a)(30) of the Code).

"Noteholder FATCA Information" means, with respect to any Noteholder, information sufficient to eliminate the imposition of, or determine the amount of, U.S. withholding tax under FATCA.

"Notes" has the meaning specified in the preamble to the Indenture.

"Notice Date" has the meaning specified in Section 2.17(b) of the Indenture.

"Novation Agreement" means the ISDA Novation Agreement, dated as of the Second Closing Date, by and by and among the Issuer, Aron and Macquarie Bank Limited.

"NRSRO" means any nationally recognized statistical rating agency recognized as such by the Commission.

"Observer" means any party engaged by or on behalf of the Issuer in accordance with the Back-Up Management Agreement.

"OFAC" means the Office of Foreign Assets Control of the United States Department of the Treasury.

"OFAC Sanctions Program" means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

"Officer's Certificate" means in the case of the Issuer, a certificate signed by any authorized officer of the Issuer or of the Manager on behalf of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 12.01 of the Indenture, and delivered to the Indenture Trustee (unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any authorized officer of the Issuer or of the Manager on behalf of the Issuer), and in the case of Holdings, the Seller or the Manager, a certificate signed by the chief executive officer, president, chief financial officer, chief investment officer, chief operating officer, chief administrative officer, chief legal officer, a vice president, a treasurer, assistant treasurer, secretary or assistant secretary of Holdings, the Seller or the Manager, as appropriate.

App. A-17

Execution Version

"Operating Expenses" means (a) the amount of operating expenses and capital expenses payable or paid to third parties and chargeable to the Issuer's account with respect to the Wellbore Interests, including Asset Taxes, Burdens, lease operating expenses, capital expenditure projects and workovers, less (b) any COPAS income received by an Operator from third parties and used to offset operating expenses actually charged to the Issuer; provided, however, Operating Expenses exclude any Administrative Expenses.

"Operators" means each of (a) Ironroc, solely in its capacity as operator under the Joint Operating Agreement of that portion of the Contract Area (as defined in the Joint Operating Agreement) not constituting the Ageron Contract Area (as defined in the Joint Operating Agreement), and (b) Ageron, solely in its capacity as operator under the Joint Operating Agreement of the Ageron Contract Area.

"Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be an employee of or counsel to the Issuer (if acceptable to the addressees of such opinion) and who shall be reasonably satisfactory to the addressees of such opinion, and which opinion or opinions if addressed to the Indenture Trustee, shall comply with any applicable requirements of Section 12.01 or any other applicable provision of the Indenture and shall, if applicable, be in form and substance satisfactory to the Indenture Trustee.

"Optional Redemption" means the redemption of the Notes, in whole or in part, by the Issuer in accordance with Section 10.01 of the Indenture.

"Optional Redemption Price" means, in connection with a redemption of the Notes in whole or in part pursuant to Section 10.01 of the Indenture, with respect to any Note, an amount equal to the Outstanding Principal Balance subject to such Optional Redemption, plus all accrued and unpaid interest thereon to but excluding the Redemption Date, plus the Make-Whole Amount, if any.

"Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"Organizational Documents" of any entity means (a) in the case of a corporation, the articles or certificate of incorporation (or the equivalent of such items under state Law) and the bylaws of such corporation, (b) in the case of a limited liability company, the certificate or articles of existence or formation and the operating agreement of such limited liability company, (c) in the case of a limited partnership, the certificate of formation and limited partnership agreement of such limited partnership and the Organizational Documents of the general partner of such limited partnership, and (d) any equivalent documents, to the foregoing under the state Law where such entity was organized or formed.

App. A-18

Execution Version

"Original Indenture" has the meaning specified in the Preliminary Statement to the Indenture.

"Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

(a) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(b) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given or waived pursuant to this Indenture or provision for such notice or waiver has been made which is satisfactory to the Indenture Trustee); and

(c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser;

provided, that in determining whether the Holders of the requisite Outstanding Principal Balance of the Majority Noteholders have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, Holdings or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee has actual knowledge are so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, Holdings or any Affiliate of any of the foregoing Persons.

"Outstanding Principal Balance" mean, with respect to any date of determination, the sum of the initial principal balance of each Tranche of Notes less the sum of all amounts distributed to the Noteholders on or prior to such date in respect of principal, including with respect to any redemption of Notes or any acquisition and cancellation of Notes by the Issuer.

"Parent" means Alpine Summit Energy Partners, Inc., a company incorporated under the Business Corporations Act (British Columbia).

"Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make payments to and distributions from the Collection Account, including payments of principal of or interest on the Notes on behalf of the Issuer.

"Payment Date" means, with respect to each Collection Period, the 25th day of the following month or, if such day is not a Business Day, the immediately following Business Day.  The initial Payment Date of the 2022-1 Notes shall be June 27, 2022, the initial Payment Date of the 2022-2 Notes shall be November 25, 2022 and the initial Payment Date of any Additional Notes shall be the date specified in the Officer's Certificate delivered in connection with such issuance pursuant to Section 2.16 of the Indenture.

App. A-19

Execution Version

"Payment Date Compliance Certificate" means the certificate delivered pursuant to Section 7.01(f) of the Indenture.

"Payment Date Report" means a report of the Manager delivered pursuant to Section 8.08 of the Indenture, substantially in the form of Exhibit D to the Indenture.

"Payment Determination Date" means, with respect to any Payment Date, two (2) Business Days immediately preceding such Payment Date.

"Payment in Full" means the principal of and interest on each Note and all fees payable under the Indenture and all other amounts payable under the Basic Documents shall have been indefeasibly paid in full in dollars (other than contingent indemnity obligations for which no claim has been made).

"Permitted Indebtedness" shall have the meaning specified in Section 4.21 of the Indenture.

"Permitted Investments" means (a) direct obligations of the United States of America or any agency thereof, or shares of money market funds that invest solely in such obligations, (b) obligations fully guaranteed by the United States of America and certificates of deposit issued by, or bankers' acceptances of, or time deposits, demand deposits or overnight deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings of at least $300,000,000, (c) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the states thereof and in each case having a rating assigned to such commercial paper by S&P or Moody's (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) equal to the highest rating assigned by such organizations, (d) money market funds which (i) invest primarily in obligations of the United States of America or any agency thereof, corporate bonds, certificates of deposit, commercial paper rated F-1 or better by Fitch and P-1 or better by Moody's or A-1 or better by S&P, repurchase agreements, time deposits, asset-backed securities, mortgage-backed securities, banker's acceptances, municipal bonds, and floating rate and variable rate securities and (ii) have a rating assigned to such fund by S&P, Moody's, or Fitch equal to "AAAm", "Aaa-mf", or "AAAmmf", respectively, or better, and (e) such other investments as the Majority Noteholders and the Hedge Counterparties may approve from time to time.  In no event shall any investment be eligible as a "Permitted Investment" unless the final maturity or date of return of such investment is thirty-one (31) days or less from the date of purchase thereof.

"Permitted Liens" means, collectively, the "Permitted Encumbrances" under, and as defined in, each of the Asset Purchase Agreements.

App. A-20

Execution Version

"Person" means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

"Physical Property" means instruments within the meaning of Section 9-102(a)(47) of the UCC and certificated securities within the meaning of Section 8-102 of the UCC.

"Plan" means (a) an "employee benefit plan" as defined in Section 3(3) of the ERISA that is subject to Title I of ERISA, (b) a "plan" described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, (c) any entity or account whose underlying assets are deemed to include "plan assets" (within the meaning of the Department of Labor regulation located at 29 C.F.R. section 2510.3-101, as modified by Section 3(42) of ERISA) or (d) any plan, entity or account that is subject to any Similar Law.

"Precautionary Mortgage" means, collectively, each Precautionary Wellbore Interest Deed of Trust, Mortgage, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement delivered pursuant to an Asset Purchase Agreement, dated as of the applicable Closing Date, in each case as amended, restated, supplemented, or otherwise modified from time to time, from the Seller, as mortgagor, to the Issuer, as mortgagee.

"Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

"Principal Distribution Amount" means, with respect to any Notes on any Payment Date, the Scheduled Principal Distribution Amount with respect to such Notes plus any Scheduled Principal Distribution Amount previously due and unpaid on such Notes, and, with respect to the Legal Final Maturity Date of any Notes, the Outstanding Principal Balance of the such Notes; provided, that the Principal Distribution Amount as of any Payment Date shall not exceed the Outstanding Principal Balance of the Notes as of such Payment Date.

"Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

"Production Tracking Rate" means, as of any Quarterly Determination Date, the quotient of (a) the aggregate Hydrocarbon production volume with respect to the Wellbore Interests (calculated on a Mcf equivalent basis) reported over the six calendar months immediately preceding such Quarterly Determination Date divided by (b) the aggregate Hydrocarbon production volume with respect to the Wellbore Interests (calculated on a Mcf equivalent basis) projected in the most recent Reserve Report delivered by the Issuer pursuant to the Indenture with respect to such six immediately preceding calendar months.  The Production Tracking Rate shall first be tested on the Quarterly Determination Date occurring in December 2022.

App. A-21

Execution Version

"Property Costs" means, collectively, the "Property Costs" under, and as defined in, each of the Asset Purchase Agreements.

"PTCE" means Prohibited Transaction Class Exemption.

"Public Utility Holding Company Act of 2005" means Pub. L. No. 109-58, 119 Stat. 594 (2005).

"Purchaser" or "Purchasers" means the purchasers listed on Schedule B to a Note Purchase Agreement.

"PV-10" means, as of any date of determination, a calculation of the present value of estimated future revenues as calculated based on the most recently delivered Reserve Report consisting of the discounted present value (using a 10% discount rate) of the sum of (a) the net projected cash flows from the Wellbore Interests, calculated as of such date of determination as (i) the sum of revenues based on (1) projected production at current WTI, Henry Hub or the applicable strip prices for natural gas liquids (as reported from time to time by CME Group / NYMEX), and (2) all other projected revenue line items recognized (or that will be recognized) on the financial statements of the Issuer less (ii) projected severance taxes, ad valorem taxes, operating expenses (net of COPAS income), workover expenses and other deductions, in each case, net to the Wellbore Interests and calculated on a monthly basis (or less frequently if the most recently delivered Reserve Report does not break down by month for such time period), and projected plugging and abandonment expenses for the Wellbore Interests (net to the Wellbore Interests), and (b) the positive or negative aggregate mark-to-market value determined as of such date of determination of all commodity hedges, calculated in the aggregate for all Hydrocarbons hedged.

"Quarterly Determination Date" means the Payment Determination Dates in the months of March, June, September, and December, commencing September 2022.

"Rapid Amortization Event" means the occurrence of (a) any Event of Default, (b) any Manager Termination Event, or (c) any Warm Trigger Event.

"Rating Agency" means (i) Fitch or (ii) if Fitch does not issue a debt rating for the applicable Notes or fails to make such rating available to the Noteholders (in a form available for sharing with the Securities Valuation Office of the NAIC), Kroll, DBRS, S&P or Moody's, or any other "nationally recognized statistical rating organization" registered under the Exchange Act (other than Egan Jones) that is acceptable to the Majority Noteholders.

"Record Date" means, with respect to a Payment Date or Redemption Date, the last day of the immediately preceding calendar month.

"Redemption Date" means, in the case of a redemption of the Notes pursuant to Section 10.01 of the Indenture, the Payment Date specified by Holdings or the Issuer pursuant to Section 10.01 of the Indenture.

App. A-22

Execution Version

"Related Fund" means, with respect to any Holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

"Repurchased Interests" has the meaning specified in the applicable Asset Purchase Agreement or the Management Services Agreement, as the context requires.

"Reserve Report" means initially the APA Reserve Report and upon delivery of the updated reserve report required with respect to the Wellbore Interests pursuant to Section 8.05 of the Indenture, a reserve report in form and substance substantially similar to the APA Reserve Report (as adjusted for new information), setting forth as of the date of the report the oil and gas reserves of the Issuer, together with a projection of the rate of production and future net income, Taxes, Operating Expenses and capital expenditures with respect to the Wellbore Interests as of that date based on good faith and reasonable economic assumptions provided by the Manager, containing customary assumptions, qualifications and exclusions, and prepared by Austin Consulting Petroleum Engineers Inc. or another nationally recognized independent petroleum engineering firm acceptable to the Majority Noteholders or, with respect to the reserve report to be delivered within ninety (90) days following June 30 of each year, the internal reserve engineering staff of the Manager; provided that upon the reasonable request of the Majority Noteholders, the Majority Noteholders may, at their sole expense, independently audit the economic assumptions provided in connection with the preparation of the Reserve Report.

"Responsible Officer" means, (a) with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer, employee or other person of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to each, having direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, (b) with respect to the Issuer any officer, including any president, vice president, secretary or any other officer performing functions similar to those performed by such officers, and (c) with respect to Holdings or the Seller, any officer, including any president, vice president, secretary or any other officer performing functions similar to those performed by such officers.

"Retained Liabilities" means, collectively, the "Retained Liabilities" under, and as defined in, each of the Asset Purchase Agreements.

"Schedule of Wellbore Interests" means the schedules attached as Schedule A to the Indenture.

"Scheduled Principal Distribution Amount" means, with respect to any date of determination, the fixed dollar amount set forth (i) on Schedule B to the Indenture with respect to the 2022-1 Notes and the 2022-2 Notes, and (ii) in the Officer's Certificate delivered to the Indenture Trustee with respect to any issuance of Additional Notes pursuant to Section 2.16 of the Indenture, with respect to such date.

App. A-23

Execution Version

"Second Closing Date" means September 12, 2022.

"Secured Obligations" means any and all amounts owing or to be owing by the Issuer:  (a) to any Noteholder under any of the Notes or any of the other Basic Documents, including, without limitation, (i) all payment of principal of, and interest on each Note and the Indenture (including, without limitation, interest accruing after the filing of any bankruptcy or similar petition or the commencement of any insolvency, receivership or similar proceeding, regardless of whether such interest is allowed in such proceeding or after the filing of such petition), (ii) all other amounts payable by the Issuer under the Notes and the other Basic Documents and (iii) the punctual and faithful performance, keeping, observance, and fulfilment by the Issuer of all of the agreements, conditions, covenants, and obligations of the Issuer contained in the Notes and the other Basic Documents; (b) to any Hedge Counterparties under any applicable Hedge Agreements (including any termination payments and any amounts owed thereunder); and (c) all renewals, extensions and/or rearrangements of any of the above, in each case, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of the Indenture, all as provided in the Indenture.

"Secured Parties" means, collectively, each Holder of the Notes, the Indenture Trustee, each Hedge Counterparty and the Back-Up Manager, and "Secured Party" means any of them individually.

"Securities" or "Security" shall have the meaning specified in section 2(a)(1) of the Securities Act.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Intermediary" shall have the meaning specified in Section 8.02(c) of the Indenture.

"Securitized Net Cash Flow" means, with respect to any Collection Period, the sum of the aggregate proceeds of the aggregate Collections, the aggregate amount of Equity Contribution Cures, if any, deposited in the Collection Account during the Collection Period, and the net proceeds of the Hedge Agreements received by the Issuer during such Collection Period in excess of amounts payable pursuant to clauses (i) and (ii) of Section 8.06 of the Indenture relating to such Collection Period.

"Security Termination" means (a) Payment in Full (which for the avoidance of doubt does not include Hedge Agreements) and (b) (i) all the Hedge Agreements have been terminated and all amounts due under Hedge Agreements shall have been indefeasibly paid in full in cash or (ii) such Hedge Agreements are cash collateralized or otherwise secured to the satisfaction of the Hedge Counterparties (it being understood that the Indenture Trustee shall, if such Hedge Counterparty does not respond to a written request from the Indenture Trustee or the Issuer to confirm that the foregoing clause (b) has occurred within five (5) Business Days of such request, be (x) permitted to rely on the certificate of a Responsible Officer of the Issuer that certifies the foregoing in clause (b) has occurred and (y) entitled to deem that the foregoing clause (b) has occurred with respect to such Hedge Counterparty.

App. A-24

Execution Version

"Seller" means HB2 in its capacity as seller under each of the Asset Purchase Agreements, or its successors.

"Semi-Annual Determination Date" means the 1st day of each March and September, commencing in September 30, 2022, or if any such day is not a Business Day, the next succeeding Business Day.

"Senior Financial Officer" means, with respect to the Issuer or Holdings, the manager or the Issuer or Holdings, as applicable, or the chief financial officer, principal accounting officer, treasurer or comptroller (or any other officer holding a title or role similar to any of the foregoing) of the Issuer or Holdings, as applicable.

"Side Letter" means, (i) with respect to the 2022-1 Notes, the amended and restated side letter dated as of the Second Closing Date, between the Issuer and Kuvare Insurance Services LP and acknowledged by the Purchasers of the 2022-1 Notes, (ii) with respect to the 2022-2 Notes, the side letter dated as of the Second Closing Date, between the Issuer and Kuvare Insurance Services LP and acknowledged by the Purchasers of the 2022-2 Notes, and (iii) with respect to any Additional Notes, any side letter relating to fees executed among the Issuer and the Purchasers of such Additional Notes, each as amended, restated or otherwise modified from time to time.

"Similar Law" means any U.S. federal, state, non-U.S., or local law that is similar to the provisions of Title I of ERISA or Section 4975 of the Code.

"SOFR" means a rate per annum equal to the secured overnight financing rate published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

"Special Priority of Payments Payment Date" means each Payment Date (a) with respect to which the Notes have been accelerated as a result of an Event of Default, (b) on which an Optional Redemption in whole of the Notes is scheduled to occur, (c) that is on or after the latest occurring Legal Final Maturity Date with respect to all Tranches of Notes, or (d) that is the Legal Final Maturity Date with respect to any Tranche of Notes the remaining Outstanding Principal Balance of which would not be redeemed in full if Available Funds were distributed pursuant to Section 8.06(i), in each case as specified in the applicable Payment Date Report delivered on or before the related Payment Determination Date.

"STAMP" has the meaning assigned in Section 2.05(f) of the Indenture.

"Standard & Poor's" or "S&P" means S&P Global Ratings, a division of S&P Global Inc., or any successor to the rating agency business thereof.

"State" means any one of the 50 States of the United States of America or the District of Columbia.

App. A-25

Execution Version

"State Sanctions List" means a list that is adopted by any state Governmental Body within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

"Statutory Exemption" means the statutory prohibited transaction exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code.

"Subsequent Maturity Date" means, with respect to any Tranche of Notes, the date that is 364 days after the Initial Maturity Date of such Tranche of Notes, to the extent in effect in accordance with the Side Letter relating to such Notes.

"Subsidiary" means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Issuer.

"Successor Manager Transition Expenses" means all costs and expenses incurred by a successor Manager or Interim Successor Manager in connection with the termination, removal and/or replacement of the Manager under the Management Services Agreement.

"Synthetic Lease" means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under the applicable Accounting Standard and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

"Tax" or "Taxes" means any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, assessments, and other governmental charges imposed by any Governmental Body, including income, profits, franchise, withholding, employment, social security (or similar), disability, occupation, ad valorem, property, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated, unemployment, severance, compensation, utility, stamp, occupation, premium, windfall profits, transfer, gains, production and excise taxes, and customs duties, together with any interest, penalties, fines or additions thereto.

"Term SOFR" means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR for a one-month tenor on the day that is two (2) U.S. Government Securities Business Days prior to the first day of such interest period, as such rate is published by the Term SOFR Administrator.

App. A-26

Execution Version

"Term SOFR Administrator" means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR selected by the Issuer and the Majority Noteholders).

"Third Party Operator" has the meaning assigned in Section 3.05 of the Indenture.

"Threatened" means a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) to any Knowledge Person of an Alpine Party that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

"Tranche" means with respect to outstanding Notes, all Notes sharing an identical Interest Rate and Legal Final Maturity Date and other economic terms, provided that such notes may have more than one date of issuance.

"Transferor Certificate" has the meaning assigned in Section 2.04(g) of the Indenture.

"Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code.  References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

"Trust Indenture Act of 1939" means 15 U.S.C.A. §§ 77aaa-77bbbb.

"UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

"U.S. Economic Sanctions Laws" means those Laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

"U.S. Government Securities Business Day" means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

"U.S. Person" means:

(a) a citizen or resident of the United States for U.S. federal income tax purposes;

(b) an entity treated as a corporation or partnership for U.S. federal income tax purposes, except to the extent provided in applicable U.S. Department of Treasury regulations, created or organized in or under the Laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes;

App. A-27

Execution Version

(c) an estate the income of which is subject to U.S. federal income taxation regardless of its source;

(d) an entity treated as a trust for U.S. federal income tax purposes if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust; or

(e) to the extent provided in applicable U.S. Department of Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

"USA PATRIOT Act" means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

"USD LIBOR" means the London interbank offered rate for U.S. dollars.

"Warm Back-Up Management Duties" shall have the meaning set forth in the Back-Up Management Agreement.

"Warm Trigger Event" will occur on a Quarterly Determination Date if, as of such Quarterly Determination Date and the immediately preceding Quarterly Determination Date, any of the following conditions are met: (a) the DSCR is less than 1.20 to 1.00, (b) the Production Tracking Rate is less than 80% or (c) the LTV is greater than 85%.

"Wellbore Interests" means, collectively, the "Wellbore Interests" under, and as defined in, each of the Asset Purchase Agreements.

"Wells" means, collectively, the "Wells" under, and as defined in, each of the Asset Purchase Agreements.

App. A-28

Execution Version

PART II - RULES OF CONSTRUCTION

(A) Accounting Terms.  As used in this Appendix or the Basic Documents, accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles.  To the extent that the definitions of accounting terms in this Appendix or the Basic Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or the Basic Documents shall control.

(B) "Hereof," etc. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Appendix or any Basic Document shall refer to this Appendix or such Basic Document as a whole and not to any particular provision of this Appendix or such Basic Document; and Section, Schedule and Exhibit references contained in this Appendix or any Basic Document are references to Sections, Schedules and Exhibits in or to this Appendix or such Basic Document unless otherwise specified.  The word "or" is not exclusive.

(C) Use of "related".  As used in this Appendix and the Basic Documents, with respect to any Payment Date, the "related Payment Determination Date," the "related Collection Period," and the "related Record Date" shall mean the Payment Determination Date, the Collection Period, and the Record Date, respectively, immediately preceding such Payment Date.

(D) Amendments.  Any agreement or instrument defined or referred to in the Basic Documents or in any instrument or certificate delivered in connection herewith shall mean such agreement or instrument as from time to time amended, modified or supplemented and includes references to all attachments thereto and instruments incorporated therein.

(E) Number and Gender.  Each defined term used in this Appendix or the Basic Documents has a comparable meaning when used in its plural or singular form.  Each gender-specific term used in this Appendix or the Basic Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

(F) Including.  Whenever the term "including" (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) is used in this Appendix or the Basic Documents in connection with a listing of items within a particular classification, that listing shall be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

(G) UCC References.  Terms used herein that are defined in the New York Uniform Commercial Code, as amended, and not otherwise defined herein shall have the meanings set forth in the New York Uniform Commercial Code, as amended, unless the context requires otherwise.

App. A-29